          ==========================================================




                                CREDIT AGREEMENT


                                      among


                               SITEL CORPORATION,


                                 VARIOUS BANKS,

                        FIRST BANK NATIONAL ASSOCIATION,
                              as SYNDICATION AGENT,


                           FIRST UNION NATIONAL BANK,
                             as DOCUMENTATION AGENT,


                                       and


                             BANKERS TRUST COMPANY,
                                    as AGENT


                       __________________________________


                           Dated as of  July 24, 1997

                       __________________________________


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                                TABLE OF CONTENTS


                                                                           Page
                                                                           _____
        1.01  The Commitments                                                  5
        1.03  Notice of Borrowing                                              7
        1.05  Notes                                                            9
        1.06  Conversions                                                     10
        1.07  Pro Rata Borrowings                                             10
        1.08  Interest                                                        10
        1.09  Interest Periods                                                11
        1.10  Increased Costs, Illegality, etc.                               12
        1.11  Compensation                                                    13
        1.12  Change of Lending Office                                        14
        1.13  Replacement of Banks                                            14


2.  Letters of Credit                                                         15
        2.01  Letters of Credit                                               15
        2.02  Maximum Letter of Credit Outstandings; Final Maturities         16
        2.03  Letter of Credit Requests; Minimum Stated Amount                16
        2.04  Letter of Credit Participations                                 17
        2.05  Agreement to Repay Letter of Credit Drawings                    19
        2.06  Increased Costs                                                 20


3.  Commitment Commission; Fees; Reductions of Commitment                     20
        3.01  Fees                                                            20
        3.02  Voluntary Termination of Unutilized Commitments                 21
        3.03  Mandatory Reduction of Commitments                              21


4.  Prepayments; Payments; Taxes                                              23
        4.01  Voluntary Prepayments                                           23
        4.02  Mandatory Repayments                                            23
        4.03  Method and Place of Payment                                     24
        4.04  Net Payments                                                    25


5.  Conditions Precedent to the Effective Date                                26
        5.02  Officer's Certificate                                           27
        5.04  Corporate Documents; Proceedings; etc.                          27
        5.05  Tax Sharing Agreements.                                         27
        5.06  Refinancing                                                     27
        5.07  Adverse Change, etc.                                            28
        5.08  Litigation                                                      28
        5.10  Subsidiaries Guaranty                                           28
        5.11  Financial Statements; Pro Forma Balance Sheet; Projections      28
        5.12  Solvency Certificate                                            29
        5.13  Fees, etc.                                                      29


6.  Conditions Precedent to All Credit Events                                 29
        0.01  Effective Date                                                  29
        0.02  No Default; Representations and Warranties                      29
        0.03  Notice of Borrowing; Letter of Credit Request                   29


1.  Representations, Warranties and Agreements                                30
        1.01  Corporate Status                                                30
        1.02  Corporate and Other Power and Authority                         30
        1.03  No Violation                                                    30
        1.04  Approvals                                                       31
        1.05  Financial Statements; Financial Condition; Undisclosed
              Liabilities; Projections; etc.                                  31
        1.06  Litigation                                                      32
        1.07  True and Complete Disclosure                                    32
        1.08  Use of Proceeds; Margin Regulations                             32
        1.09  Tax Returns and Payments                                        33
        0.1  Compliance with ERISA                                            33
        0.2  The Pledge Agreement                                             34
        0.3  Properties                                                       34
        0.4  Capitalization                                                   35
        0.5  Subsidiaries                                                     35
        0.6  Compliance with Statutes, etc.                                   35
        0.7  Investment Company Act                                           35
        0.8  Public Utility Holding Company Act                               35
        0.9  Environmental Matters                                            35
        0.10  Labor Relations                                                 36
        0.11  Patents, Licenses, Franchises and Formulas                      36
        0.12  Indebtedness                                                    37


1.  Affirmative Covenants                                                     37
        0.01  Information Covenants                                           37
              (a)  Quarterly Financial Statements                             37
              (b)  Annual Financial Statements                                37
              (c)  Management Letters                                         37
              (d)  Budgets.                                                   38
              (e)  Officer's Certificates                                     38
              (f)  Notice of Default or Litigation                            38
              (g)  Other Reports and Filings                                  38
              (h)  Environmental Matters                                      38
              (i)  Annual Meetings with Banks                                 39
              (j)  Other Information                                          39
        0.02  Books, Records and Inspections                                  39
        0.03  Maintenance of Property; Insurance                              40
        0.04  Corporate Franchises                                            40
        0.05  Compliance with Statutes, etc.                                  40
        0.06  Compliance with Environmental Laws                              40
        0.07  ERISA                                                           41
        0.08  End of Fiscal Years; Fiscal Quarters                            42
        0.09  Performance of Obligations                                      42
        0.1  Payment of Taxes                                                 42


1.  Negative Covenants                                                        43
        0.01  Liens                                                           43
        0.02  Consolidation, Merger, Purchase or Sale of Assets, etc.         45
        0.03  Dividends                                                       47
        0.04  Indebtedness                                                    47
        0.05  Advances, Investments and Loans                                 48
        0.06  Transactions with Affiliates                                    50
        0.07  Capital Expenditures                                            50
        0.08  Consolidated Interest Coverage Ratio                            51
        9.09  Maximum Leverage Ratio                                          53
        9.10  Minimum Consolidated EBITDA                                     54
        9.11  Limitation on Modifications of Certificate of
              Incorporation and By-Laws.                                      54
        9.12  Limitation on Certain Restrictions on Subsidiaries              54
        9.13  Limitation on Issuance of Capital Stock                         54
        9.14  Business                                                        55
        9.15  Limitation on Creation of Subsidiaries                          55


10.  Events of Default                                                        55
        0.01  Payments                                                        55
        0.02  Representations, etc.                                           55
        0.03  Covenants                                                       55
        0.04  Default Under Other Agreements                                  56
        0.05  Bankruptcy, etc.                                                56
        0.06  ERISA                                                           56
        0.07  Pledge Agreement.                                               57
        0.08  Subsidiaries Guaranty                                           57
        0.09  Judgments                                                       57
        0.1  Change of Control                                                58


1.  Definitions and Accounting Terms                                          58
        0.01  Defined Terms                                                   58


1.  The Agent                                                                 74
        1.01  Appointment                                                     74
        1.02  Nature of Duties                                                74
        1.03  Lack of Reliance on the Agent                                   74
        1.04  Certain Rights of the Agent                                     74
        1.05  Reliance                                                        75
        1.06  Indemnification                                                 75
        1.07  The Agent in its Individual Capacity                            75
        1.08  Holders                                                         75
        1.09  Resignation by the Agent                                        76
        0.1  Syndication Agent and Documentation Agent.                       76


1.  Miscellaneous                                                             76
        1.1  Payment of Expenses, etc.                                        76
        1.2  Right of Setoff                                                  77
        1.3  Notices                                                          77
        1.4  Benefit of Agreement; Assignments; Participations                78
        1.5  No Waiver; Remedies Cumulative                                   79
        1.6  Payments Pro Rata                                                80
        1.7  Calculations; Computations; Accounting Terms                     80
        1.8  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
              JURY TRIAL                                                      81
        1.9  Counterparts                                                     81
        0.1  Effectiveness                                                    82
        0.2  Headings Descriptive                                             82
        0.3  Amendment or Waiver; etc.                                        82
        0.4  Survival                                                         83
        0.5  Domicile of Loans                                                83
        0.6  Register                                                         84
        0.7  Confidentiality                                                  84
        0.8  Judgment Currency                                                85
        0.9  Certain Post-Closing Actions                                     85


SCHEDULE I       Commitments
SCHEDULE II      Bank Addresses
SCHEDULE III     Subsidiaries
SCHEDULE IV      Existing Indebtedness
SCHEDULE V       Existing Liens
SCHEDULE VI      Sale/Leaseback Properties
SCHEDULE VII     Existing Investments
SCHEDULE VIII    Indebtedness to be Refinanced
SCHEDULE IX Projections[Referance to this schedule is in error. The Credit Agreement did not have a Schedule IX.]
SCHEDULE X       Existing Letters of Credit


EXHIBIT A        Notice of Borrowing
EXHIBIT B-1      Revolving Note
EXHIBIT B-2      Swingline Note
EXHIBIT C        Letter of Credit Request
EXHIBIT D        Section 4.04(b)(ii) Certificate
EXHIBIT E-1      Opinion of Abrahams Kaslow & Cassman,
                 Special Counsel to the Credit Parties
EXHIBIT E-2      Opinion of the Corporate Counsel of
                 the Borrower
EXHIBIT F        Officers' Certificate
EXHIBIT G        Pledge Agreement
EXHIBIT H        Subsidiaries Guaranty
EXHIBIT I        Solvency Certificate
EXHIBIT J        Assignment and Assumption Agreement
EXHIBIT K        Intercompany Note

          CREDIT AGREEMENT, dated as of July 24, 1997, among SITEL CORPORATION, a Minnesota corporation (the "Borrower"), the Banks party hereto from time to time, FIRST BANK NATIONAL ASSOCIATION, as Syndication Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                  W I T N E S S E T H :
                   _ _ _ _ _ _ _ _ _ _

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:

                  SECTION  1.  AMOUNT AND TERMS OF

                1.01 THE COMMITMENTS . (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the Syndication Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and (III) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings in excess of $15,000,000 (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and (III) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings in excess of $15,000,000 (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding, (II) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings in excess of $15,000,000 (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding and (III) the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (x) the Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans and (y) the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is con tinuing until such time as the Swingline Bank shall have received written notice
(I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Banks.

          (c) On any Business Day, the Swingline Bank may, in its sole dis cretion, give notice to the Banks that the Swingline Bank's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks PRO RATA based on each Bank's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank hereby irre vocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of the Total Revolving Loan Commitment at such time and (vi) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings outstanding at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participa tions in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), PROVIDED that
(x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actu ally made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

           1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

           1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans), the Borrower shall give the Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, PROVIDED that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto, and the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings then outstanding. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business
Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing and (C) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings then outstanding.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Agent or the Swingline Bank, as the case may be, in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's or Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

           1.04 DISBURSEMENT OF FUNDS. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c)), each Bank will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts will be made available in Dollars and in im mediately available funds at the Payment Office, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corre sponding amount to the Agent. The Agent also shall be entitled to recover on de mand from such Bank or the Borrower, as the case may be, interest on such corre sponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such cor responding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

           1.05 NOTES . (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Sec tion 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

           1.06 CONVERSIONS . The Borrower shall have the option to convert, on any Business Day occurring after the Syndication Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, PROVIDED that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of such conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is per mitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted. Swingline Loans may not be converted pursuant to this Section 1.06.

           1.07 PRO RATA BORROWINGS . All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks PRO RATA on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

           1.08 INTEREST . (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such deter mination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

           1.09 INTEREST PERIODS . At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, PROVIDED that:

        (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

       (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

      (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

       (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

       (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date.

           If upon the expiration of any Interest Period applicable to a Bor rowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

           1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

        (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

       (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agree ment in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

      (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Bor rower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank determines that after the date of this Agreement the introduction of or any change in any applicable law or governmental rule, regula tion, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or admin istration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11 COMPENSATION . The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13 REPLACEMENT OF. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 3.01, (y) each Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Bank to the Swingline Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Bank.

          SECTION 2.  LETTERS OF CREDIT .

          2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such letter of credit issued pursuant to this Section 2.01, together with each letter of credit described in the second succeeding sentence, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only; PROVIDED, HOWEVER, with the consent of the respective Issuing Bank, up to $10,000,000 of standby Letters of Credit in the aggregate may be issued and outstanding at any time in Spanish Pesetas, British Pounds Sterling, Deutsche Marks, Canadian Dollars and/or Australian Dollars. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule X (the "Existing Letters of Credit"), which were issued by First Bank prior to the Effective Date and which remain outstanding on such date, shall constitute a "Letter of Credit" for all purposes of this Agreement and, not withstanding anything to the contrary contained in any prior agreement between the Borrower and First Bank, shall be deemed issued (and shall be subject to the rights provided for) under this Agreement on the Effective Date.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding without giving rise to a Default or an Event of Default, PROVIDED that no Issuing Bank shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

         (ii) such Issuing Bank shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

          (c) Each Issuing Bank agrees to provide to the Agent by facsimile promptly on the first Business Day of each week the daily aggregate Stated Amount of all Letters of Credit issued by such Issuing Bank and outstanding during the immediately preceding week.

          2.02 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding, (II) the aggregate principal amount of all Swingline Loans then outstanding and (III) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings in excess of $15,000,000 (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms term inate on or before the earlier of (x) (A) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to such Issuing Bank) and (B) in the case of trade Letters of Credit, the date which occurs 180 days after the date of the issuance thereof and (y) three Business Days (or 30 days in the case of a trade Letter of Credit) prior to the Final Maturity Date.

          2.03 LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Bank has received notice from the Borrower or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the re quested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment to any standby Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower, each Participant and the Agent of such issuance or amendment and such notification shall be accompanied by a copy of the issued standby Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 (or, in the case of a Letter of Credit issued in a currency other than Dollars, the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Bank.

          2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by each Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or war ranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Banks pur suant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Bank, as the case may be.

          (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Bank shall have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Partici pant of such failure, and, except as provided in the proviso of the immediately succeeding sentence, each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreim bursed payment in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed payment, as determined by the respective Issuing Bank on the date on which such unreimbursed payment was made by such Issuing Bank) and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Bank in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent thereof) such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds; PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the respective Issuing Bank its RL Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction.) If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

          (d) Whenever an Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

         (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

        (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)  the occurrence of any Default or Event of Default.

          2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower agrees to reimburse each Issuing Bank, by making payment to the Agent in Dollars (or, in the case of any payment or disbursement made by such Issuing Bank in a currency other than Dollars, of the Dollar Equivalent of such payment or disbursement as determined by such Issuing Bank on the date of such payment or disbursement) and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount (or the Dollar Equivalent thereof, as the case may be), so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand. Each Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse the respective Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction).

          2.06 INCREASED COSTS. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organ ized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Issuing Bank or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Bank or Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.


          SECTION 3.  COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

          3.01 FEES. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/4 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

          (b) The Borrower agrees to pay to the Agent for distribution to each Bank (based on each such Bank's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing or fronting fee in respect of each Letter of Credit issued by such Issuing Bank hereunder upon such terms and conditions as are separately agreed to between such Issuing Bank and the Borrower.

          (d) The Borrower agrees to pay to each Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

          3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. (a) Upon at least one Business Day's prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $1,000,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, PROVIDED that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

          (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Bank.

          3.03 MANDATORY REDUCTION OF. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in their entirety on August 30, 1997 unless the Effective Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Sale Proceeds from such Asset Sale, PROVIDED that with respect to no more than $2,500,000 in the aggregate of such Net Sale Proceeds in any fiscal year of the Borrower, such Net Sale Proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this
Section 3.03(b) on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.14 (includ ing, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock or assets of a Person engaged in such businesses) within 180 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that if all or any portion of such Net Sale Proceeds are not so used within such 180 day period, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period by an amount equal to such remaining portion.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness for borrowed money (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date) by the Borrower or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 days following each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event, PROVIDED that so long as no Default or Event of Default then exists and such proceeds from such Recovery Event do not exceed $2,500,000, such proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(d) on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that (i) if the amount of such proceeds exceeds $2,500,000, then the Total Revolving Loan Commitment shall be reduced by the entire amount of such proceeds and not just the portion in excess of $2,500,000 as provided above in this Section 3.03(d), and (ii) if all or any portion of such proceeds are not so used within such 180 day period, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period by an amount equal to such remaining portion.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of
(i) the date on which a Change of Control occurs and (ii) the Final Maturity
Date.

          (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Bank.

          SECTION 4.  PREPAYMENTS; PAYMENTS; TAXES.

          4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at the Notice Office
(x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks; (ii) each prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 and each prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans made pursuant to a Bor rowing shall be applied PRO RATA among such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

          (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Revolving Loans of such Bank, together with accrued and unpaid interest, Fees and other amounts owing to such Bank in accordance with, and subject to the requirements of, said Sec tion 13.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

          4.02  MANDATORY REPAYMENTS.  (a) (i) On any day on which the sum of
(I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date), (III) the aggregate amount of all Letter of Credit Outstandings and (IV) the aggregate outstanding principal amount of all Foreign Subsidiary Third Party Borrowings in excess of $15,000,000 (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings in a currency other than Dollars) exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the sum of (I) the aggregate amount of the Letter of Credit Outstandings and
(II) the aggregate outstanding principal amount of all Foreign Subsidiary Third Party Borrowings in excess of $15,000,000 (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings in a currency other than Dollars) exceeds the Total Revolving Loan Commitment as then in effect, the Bor rower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to be established by the Agent.

          (ii) On any day on which Letters of Credit issued in a currency other than Dollars are outstanding and the aggregate amount of all Letter of Credit Outstandings exceeds $25,000,000, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to be established by the Agent.

          (iii) On any day on which Letters of Credit issued in a currency other than Dollars are outstanding and the aggregate amount of all Letter of Credit Outstandings in respect of all non-Dollar denominated Letters of Credit exceeds $10,000,000, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to established by the Agent.

          (b) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

          (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date, (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (iii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 NET PAYMENTS . (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collec tively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certify ing to such Bank's entitlement to a complete exemption from United States with holding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts pay able hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or with holding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withhold ing of such Taxes.


          SECTION 5. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

          5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in
Section 13.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          5.02 OFFICER'S CERTIFICATE. On the Effective Date, the Agent shall have received a certificate, dated the Effective Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, 5.08 and 6.02 have been satisfied on such date.

          5.03 OPINIONS OF . On the Effective Date, the Agent shall have received from (i) Abrahams Kaslow and Cassman, special counsel to the Credit Parties, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and (ii) the Corporate Counsel of the Borrower, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

          5.04  CORPORATE DOCUMENTS; PROCEEDINGS; ETC.   (a)  On the Effective
Date, the Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed on behalf of such Credit Party by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, toge ther with copies of the certificate or articles of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agent.

          (b) All corporate and legal proceedings and all instruments and agree ments in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all infor mation and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (c) On the Effective Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          5.05 TAX SHARING AGREEMENTS. On or prior to the Effective Date, there shall have been delivered to the Agent true and correct copies of all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"), all of which Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Effective Date.

          5.06 REFINANCING. On the Effective Date, the Refinancing shall have been consummated and all Liens securing (and guaranties of) the Indebtedness to be Refinanced shall have been released and terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained), in each case to the reasonable satisfaction of the Agent. The Agent shall have received copies of all documents executed in connection with the Refinancing, all of which shall be in full force and effect and in form and substance reasonably satisfactory to the Agent.

          5.07 ADVERSE CHANGE, ETC. (a) Nothing shall have occurred (and neither the Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall reasonably determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to the Banks or the Agent hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the Refinancing or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Refinancing and the transactions contemplated by this Agreement and the other Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seek ing injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Refinancing or the other transac tions contemplated by this Agreement and the other Credit Documents or otherwise referred to herein or therein.

          5.08  LITIGATION .    On the Effective Date, there shall be no
actions, suits or proceedings pending or threatened (i) with respect to the Refinancing, this Agreement or any other Credit Document or (ii) which the Agent or the Required Banks shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the Refinancing or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, (b) the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

          5.09  PLEDGE AGREEMENT    On the Effective Date, each Credit Party
shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of Intercompany Notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

          5.10 SUBSIDIARIES GUARANTY. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

          5.11 FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET; PROJECTIONS. On or prior to the Effective Date, the Agent shall have received true and correct copies of the historical financial statements, the PRO FORMA balance sheet and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, PRO FORMA balance sheet and Projections shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          5.12 SOLVENCY CERTIFICATE . On the Effective Date, the Borrower shall have delivered to the Agent a solvency certificate from the Chief Financial Officer of the Borrower in the form of Exhibit I.

          5.13 FEES, ETC. On the Effective Date, the Borrower shall have paid to the Agent and each Bank all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Agent and such Bank to the extent then due.

          5.14 FOREIGN CURRENCY HEDGING PROGRAM. The Borrower shall have established a foreign currency hedging program satisfactory to the Agent.


          SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS . The obligation of each Bank to make Loans (including Loans made on the Effective
Date), and the obligation of each Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          0.01  EFFECTIVE DATE.  The Effective Date shall have occurred.

          0.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES . At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          0.03 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Revolving Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 (with respect to Credit Events on the Effective Date) and in this Section 6 (with respect to Credit Events on or after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Agent and the Required Banks.

          SECTION 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Refinancing, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issu ance of the Letters of Credit, with the occurrence of the Effective Date and the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this
Section 7 are true and correct on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

          1.01 CORPORATE STATUS. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          1.02 CORPORATE AND OTHER POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and perfor mance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          1.03 NO VIOLATION . Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorpor ation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

          1.04 APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required by any Credit Party to authorize, or is required in connection with,
(i) the execution, delivery and performance of any Credit Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document against any Credit Party.

          1.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) The consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal year and three month period ended on December 31, 1996 and March 31, 1997, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year or three month period, as the case may be, ended on such dates, copies of which have been furnished to the Banks on or prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The PRO FORMA consolidated balance sheet of the Borrower and its Subsidiaries as of the Effective Date and after giving effect to the Refinancing, a copy of which has been furnished to the Banks on or prior to the Effective Date, presents fairly in all material respects the PRO FORMA consolidated financial position of the Borrower and its Subsidiaries as of the Effective Date. Since December 31, 1996, there has been no material adverse change in the business, operations, property, assets, liabil ities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) On and as of the Effective Date and after giving effect to the Refinancing and to the Loans being incurred on the Effective Date, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of perfor mance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obli gation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

          (d) On and as of the Effective Date, the Projections delivered to the Agent and the Banks prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters re ported therein. On the Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

          1.06 LITIGATION . There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Refinancing, this Agreement or any other Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, oper ations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          1.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          1.08 USE OF PROCEEDS; MARGIN. (a) All proceeds of the Revolving Loans and the Swingline Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, to effect the Refinancing, to pay fees and expenses incurred in connection therewith and for Permitted Acquisitions).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock except in connection with the repurchase of shares of stock of the Borrower as permitted by Section 9.03(iii). The value of all Margin Stock at any time owned by the Borrower and its Subsidiaries does not, and will not, exceed 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          1.09 TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsi diaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          0.1 COMPLIANCE WITH ERISA. (i) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred and is continuing; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or, to the knowledge of any executive officer of the Borrower or the highest ranking Human Resources Officer of the Borrower, expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the knowledge of any executive officer of the Borrower or the highest ranking Human Resources officer of the Borrower, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code and any failure to so comply would not result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or, to the knowledge of any executive officer of the Borrower or the highest ranking Human Resources Officer of the Borrower, is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          0.2 THE PLEDGE. The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement.

          0.3 PROPERTIES. The Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

          0.4 CAPITALIZATION. On the Effective Date, the authorized capital stock of the Borrower shall consist of 200,000,000 shares of common stock, $.001 par value per share. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of the Borrower's common stock which may be issued from time to time.

          0.5 SUBSIDIARIES. As of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III. Schedule III correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          0.6 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be ex pected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          0.7 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          0.8 PUBLIC UTILITY HOLDING COMPANY. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          0.9 ENVIRONMENTAL. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by the Borrower or any of its Subsidiaries) or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned or operated by the Borrower or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environ mental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

          (c) Notwithstanding anything to the contrary in this Section 7.18 the representations made in this Section 7.18 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          0.10 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsid iaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          0.11 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the pat ents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          0.12 INDEBTEDNESS. Schedule IV sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Refinancing (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

          SECTION 1. AFFIRMATIVE. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          0.01  INFORMATION COVENANTS.  The Borrower will furnish to each Bank:

          (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower (commencing with its quarterly accounting period ending on June 30, 1997), the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and
     (x) in the case of the consolidated financial statements, certified by KPMG Peat Marwick LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (y) in the case of the consolidating financial statements, certified by the Chief Financial Officer of the Borrower and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

          (c) MANAGEMENT LETTERS. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

          (d)  BUDGETS.   No later than 30 days following the first day of each
     fiscal year of the Borrower, a budget in form reasonably satisfactory to the Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the twelve months of such fiscal year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03(b), 3.03(d), 9.04 and 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be. At the time of the delivery of the financial statements provided for in Section 8.01(a), a certificate of the Chief Financial Officer of the Borrower setting forth the outstanding principal amount of all Foreign Subsidiary Third Party Borrowings as of the last Business Day of such fiscal quarter and the Dollar Equivalent of those Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars as of the last Business Day of such fiscal quarter.

          (f) NOTICE OF DEFAULT OR LITIGATION. Promptly upon, and in any event within three Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which con stitutes a Default or an Event of Default and/or (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to the Refinancing or any Credit Document.

          (g) OTHER REPORTS AND FILINGS. Promptly after the filing or delivery thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and all proxy materials, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC").

          (h) ENVIRONMENTAL MATTERS. Promptly after any officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or other wise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                  (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidi aries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restric tions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; PROVIDED, that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

          (i) ANNUAL MEETINGS WITH BANKS. At a date to be mutually agreed upon between the Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower shall, at the request of the Agent, hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

          (j) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Agent or any Bank may reasonably request.

          0.02 BOOKS, RECORDS AND. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting prin ciples and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may reasonably request.

          0.03 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance in at least such amounts and against at least such risks as is consistent and in accor dance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Agent or any Bank, upon written request, full information as to the insurance carried. If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this
Section 8.03, the Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

          0.04 CORPORATE FRANCHISES. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, however, that nothing in this
Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, opera tions, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          0.05 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its busi ness and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances (x) as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the busi ness, operations, property, assets, liabilities, condition (financial or other wise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) as are being contested in good faith by the Borrower or such Subsidiary through appropriate proceedings which are being diligently prosecuted.

          0.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.
Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          0.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon the request of the Agent, the Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          0.08  END OF FISCAL YEARS; FISCAL QUARTERS.  The Borrower will cause
(i) its fiscal year to end on December 31, and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31.

          0.09 PERFORMANCE OF. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mort gage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, prop erty, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          0.1 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); PROVIDED, that neither the Borrower nor any of its Subsidiaries shall be re quired to pay any such tax, assessment, charge, levy or claim which is being con tested in good faith and by proper proceedings if it has maintained adequate re serves with respect thereto in accordance with generally accepted accounting principles.

          0.2 FOREIGN SUBSIDIARIES GUARANTY, ETC. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agent does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and sub stance mutually satisfactory to the Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for federal income tax pur poses to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for federal income tax purposes or (II) other material adverse federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock owned by any Credit Party and not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver (x) the Subsidiaries Guaranty (or another guaranty in substantially similar form if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and
(y) the Pledge Agreement (or another pledge agreement in substantially similar form if needed) securing such Foreign Subsidiaries' obligations under the Subsidiaries Guaranty, in each case to the extent that the entering into the Subsidiaries Guaranty and Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.11 to be in form and substance reasonably satisfactory to the Agent.

          0.3 MARGIN STOCK. The Borrower will, and will cause each of the Subsidiary Guarantors to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge Agreement shall constitute Margin Stock.

          SECTION 1. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          0.01 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (in cluding sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Sec tion 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

        (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or not yet delinquent and payable without any penalty of any kind or character or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate pro ceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

       (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or
     (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

      (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule V, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

       (iv)    Liens created pursuant to the Pledge Agreement;

        (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

       (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

      (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED that (x) such Indebtedness is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equip ment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

     (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

       (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

        (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $1,000,000 at any time outstanding;

       (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

      (xii) Liens placed upon any of the assets of a Foreign Subsidiary of the Borrower to secure any Foreign Subsidiary Third Party Borrowings directly incurred by such Foreign Subsidiary pursuant to Section 9.04(v), provided that in all events the Lien encumbering such assets does not encumber any asset of the Borrower or any other Subsidiary of the Borrower;

     (xiii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits; and

      (xiv) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), PROVIDED that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xiv) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiv)) shall not at any time exceed $500,000.

          0.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or con solidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

         (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

        (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

       (iii) each of the Borrower and its Subsidiaries may sell obsolete or worn-out equipment or materials in the ordinary course of business;

        (iv) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

         (v) each of the Borrower and its Subsidiaries may sell other assets in the ordinary course of business in an aggregate amount not to exceed $50,000 per sale or series of related sales;

        (vi) each of the Borrower and its Subsidiaries may sell other assets, so long as (i) no Default or no Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(b) and (v) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (vi) shall not exceed $2,500,000 in any fiscal year of the Borrower;

       (vii)   Investments may be made to the extent permitted by Section 9.05;

      (viii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
     Section 9.04(iv));

        (ix) the Borrower and its Wholly-Owned Subsidiaries may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% of the capital stock of any Person (any such acquisition permitted by this clause
     (ix), a "Permitted Acquisition"), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisition, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under
     Section 9.01 or 9.04, as the case may be, (iv) the only consideration paid by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition consists solely of cash and/or common stock or Qualified Preferred Stock of the Borrower, (v) at least 10 Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall deliver to the Agent and each of the Banks a certificate of the Borrower's Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that the Borrower would have been in compliance with the financial covenants set forth in Sections 9.08, 9.09 and 9.10 for the Test Period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such financial covenants to be determined on a PRO FORMA basis as if such Permitted Acquisition had been consummated on the first day of such Test Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period), (vi) the aggregate cash consideration paid in connection with any Permitted Acquisition (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of any Indebtedness assumed in connection therewith) does not exceed $15,000,000, provided that such amount shall be increased to $25,000,000 to the extent that the Borrower's PRO FORMA Leverage Ratio after giving effect to such Permitted Acquisition is 2.00:1.00 or less and (vii) the sum of (I) aggregate cash consideration paid in connection with any Permitted Acquisition (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of any Indebtedness assumed in connection therewith) and (II) the fair market value of any common stock and/or Qualified Preferred Stock of the Borrower issued in connection therewith, does not exceed $60,000,000;

         (x) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

        (xi) the Borrower and its Subsidiaries may consummate sale and leaseback transactions with respect to those properties identified on
     Schedule VI so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale and leaseback transaction is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary in connection with each such sale and leaseback transaction is cash and is paid at the time of the closing thereof, and (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(b);

       (xii) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower so long as the Borrower is the surviving corporation of such merger or consolidation;

      (xiii) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower so long as (i) in the case of any such merger or consolidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger or consolidation and (ii) in the case of any such merger or consolidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation; and

       (xiv) the Borrower may sell the capital stock of Viatel owned by the Borrower, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sale is in an arm's-length transaction and the Borrower receives at least fair market value (as determined in good faith by the Borrower) and (iii) the total consideration received by the Borrower is at least 90% cash and is paid at the time of the closing of such sale.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Pledge Agreement Collateral, or any Pledge Agreement Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Pledge Agreement Collateral shall be sold free and clear of the Liens created by the Pledge Agreement and the Agent and the Col lateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            0.03 DIVIDENDS . The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

         (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

        (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

       (iii) so long as there shall exist no Default or no Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to pur chase such common stock), provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iii) shall not exceed $5,000,000 in any fiscal year of the Borrower or more than $15,000,000 in the aggregate.

          0.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

         (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

        (ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule IV, and giving effect to any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

       (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04;

        (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness subject to Liens permitted under Section 9.01(vii), PROVIDED that in no event shall the sum of (I) the aggregate principal amount of all Capitalized Lease Obligations and (II) the aggregate principal amount of all purchase money Indebtedness exceed $15,000,000 at any time outstanding;

         (v) Indebtedness of any Foreign Subsidiary of the Borrower under lines of credit extended by third Persons to any such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital and general corporate purposes, provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause
     (v), together with the aggregate principal amount of any Existing Indebtedness under such lines of credit, shall not exceed $45,000,000 (or the Dollar Equivalent thereof in the case of Indebtedness incurred in a currency other than Dollars) at any time outstanding (the "Foreign Subsidiary Third Party Subsidiary Borrowings");

        (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(ix) and (xiv);

       (vii) Indebtedness consisting of guaranties by the Borrower and its Subsidiaries of other Indebtedness of the Borrower and its Subsidiaries otherwise permitted to be incurred under this Section 9.04;

      (viii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes; and

        (ix) additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding.

          0.05 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other com modities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

         (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with cus tomary trade terms of the Borrower or such Subsidiary;

        (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Domestic Subsidiaries shall not exceed $5,000,000 for any period of five consecutive Business Days;

       (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule VII, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

        (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

        (vi) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

       (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

      (viii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(viii);

        (ix) the Borrower and its Subsidiaries may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as (i) each Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement and (ii) the aggregate outstanding principal amount of all Intercompany Loans made by the Credit Parties to non-Credit Parties shall not exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such Intercompany Loans);

         (x) the Borrower may make cash common equity contributions to the capital of the Subsidiary Guarantors and the Subsidiary Guarantors may make cash common equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

        (xi) the Borrower and the Subsidiary Guarantors may make cash common equity contributions to the capital of Subsidiaries of the Borrower which are not Subsidiary Guarantors so long as the aggregate amount of all such cash common equity contributions does not exceed $2,000,000;

       (xii) Permitted Acquisitions shall be permitted pursuant to Section 9.02(ix);

      (xiii) the Borrower and its Subsidiaries may acquire and hold promissory notes issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(vi) and (xiv);

       (xiv) the Borrower and its Subsidiaries may make additional Investments in an aggregate amount not to exceed $1,000,000; and

        (xv) the Borrower and the Subsidiary Guarantors may make additional Intercompany Loans to Wholly-Owned Foreign Subsidiaries of the Borrower for the purpose of enabling such Wholly-Owned Foreign Subsidiaries to consummate a Permitted Acquisition so long as each such Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement.

          0.06 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favor able to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transac tion with a Person other than an Affiliate, except that the following in any event shall be permitted:

         (i)   Dividends may be paid to the extent provided in Section 9.03;

        (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

       (iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries; and

        (iv) transactions between or among the Borrower and its Subsidiaries to the extent that such transactions are otherwise permitted under this Agreement.

          0.07 CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(i) during the period from the Effective Date through and including December 31, 1997, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $40,000,000, and (ii) during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

          Fiscal Year Ending           Amount

          December 31, 1998            $75,000,000
          December 31, 1999            $85,000,000
          December 31, 2000            $110,000,000
          December 31, 2001            $125,000,000
          December 31, 2002            $70,000,000

          (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of
(x) such excess and (y) 25% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in the table in clause (a) above (without giving effect to any increase in such amount by operation of this clause (b)).

          (c) In addition to the foregoing, the Borrower and it Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested in replacement assets within 180 days following the date of such Asset Sale to the extent such Net Sale Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to
Section 3.03(b).

          (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to
Section 3.03(d).

          (e) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries may consummate Permitted Acquisitions to the extent permitted by
Section 9.02(ix).

          0.08 CONSOLIDATED INTEREST COVERAGE. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:


               Fiscal Quarter Ending         Ratio

               December 31, 1997             4.00:1.00
               March 31, 1998                4.00:1.00
               June 30, 1998                 4.00:1.00
               September 30, 1998            4.50:1.00
               December 31, 1998             4.50:1.00
               March 31, 1999                4.50:1.00
               June 30, 1999                 4.50:1.00
               September 30, 1999            5.00:1.00
               December 31, 1999             5.00:1.00
               March 31, 2000                5.00:1.00
               June 30, 2000                 5.00:1.00
               September 30, 2000            5.50:1.00
               December 31, 2000             5.50:1.00
               March 31, 2001                5.50:1.00
               June 30, 2001                 5.50:1.00
               September 30, 2001 and        6.00:1.00
               the last day of each fiscal
               quarter thereafter

          9.09 MAXIMUM LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


               Period                             Ratio

               Effective Date through             3.00:1.00
               and including June 30, 2000

               July 1, 2000 through               2.50:1.00
               and including June 30, 2001

               July 1, 2001                       2.25:1.00
               and thereafter


          9.10 MINIMUM CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:


               Fiscal Quarter Ending              Amount

               September 30, 1997            $50,000,000
               December 31, 1997             $50,000,000
               March 31, 1998                $50,000,000
               June 30, 1998                 $50,000,000
               September 30, 1998            $60,000,000
               December 31, 1998             $60,000,000
               March 31, 1999                $60,000,000
               June 30, 1999                 $60,000,000
               September 30, 1999            $75,000,000
               and the last day of
               each fiscal quarter thereafter

          9.11 LIMITATION ON MODIFICATIONS OF CERTIFICATE OF INCORPORATION AND BY-LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate of designa tion) or by-laws (or the equivalent organizational documents) unless such amendment, modification or change could not be adverse to the interests of the Banks.

          9.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES . The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement or agreements for the provision of services entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of busi ness and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01.

          9.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (other than Qualified Preferred Stock of the Borrower) or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of the Borrower or such Subsidiary).

          (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the per centage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

          9.14 BUSINESS. The Borrower and its Subsidiaries will not engage in any businesses other than the businesses engaged in by the Borrower and its Subsidiaries as of the Effective Date and reasonable extensions thereof.

          9.15 LIMITATION ON CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, PROVIDED that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create (x) Wholly-Owned Subsidiaries so long as (i) the capital stock or other equity interests of each such new Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement, (ii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary except to the extent required pursuant to Section 8.11) executes a counterpart of the Sub sidiaries Guaranty and the Pledge Agreement, and (iii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary except to the extent required pursuant to Section 8.11) executes and delivers, or causes to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Effective Date and (y) non-Wholly-Owned Subsidiaries to the extent permitted by Section 9.05(xiv) so long as the capital stock or other equity interest of each such new non-Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement.


          SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          0.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or any interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

          0.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          0.03 COVENANTS. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i) or 8.08, Section 9 or Section 13.18 or (ii) default in the due performance or observance by it of any other term, covenant or agreement con tained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Agent or the Required Banks; or

          0.04 DEFAULT UNDER OTHER. (i) The Borrower or any of its Subsidi aries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agree ment under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and
(ii) is at least $1,000,000; or

          0.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdic tion whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidi aries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to con tinue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          0.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;
or

          0.07 PLEDGE AGREEMENT. At any time after the execution and delivery thereof, the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Cred itors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected first priority security interest in all of the Pledge Agreement Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons); or

          0.08 SUBSIDIARIES GUARANTY. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          0.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000; or

          0.1  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (PROVIDED, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically with out the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forth with become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party;
(iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all Liens, rights and remedies created pursuant to the Pledge Agreement; and (vi) apply any cash collateral held by the Agent pursuant to Section 4.02 to the repayment of the Obligations.


          SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.
          0.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Entity or Business" shall have the meaning provided in the definition of "Consolidated Net Income".

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean BTCo, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to
Section 12.09.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

          "Applicable Eurodollar Rate Margin" shall mean a percentage per annum equal to 1% less the then applicable Interest Reduction Discount, if any.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (ii), (iii), (iv), (v), (x) and (xiv).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 13.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that such Bank does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean (i) the borrowing of Swingline Loans from the Swingline Bank on a given date and (ii) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, but excluding the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acqui sition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acqui sition by such Person, (v) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within six months from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc. and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggre gate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale or pursuant to a receivable or otherwise, other than (in each case) the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any of its Subsidiaries from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section9601 et seq.

          "Change of Control" shall mean (i) any Person or "group" (within the meaning of Section 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Effective Date), shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean the Pledge Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment Commission" shall have the meaning set forth in Section 3.01.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time as determined on a consolidated basis.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; PROVIDED that the amortization of deferred financing costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (and after deductions for minority interests), provided that
(i) the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period and (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary; PROVIDED that for purposes of Section 9.09 and the definition of Interest Reduction Discount, there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition).

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and the Pledge Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Dollar Equivalent" shall mean, at any time of determination thereof, the amount of Dollars which could be purchased with (or, in the case of Letters of Credit denominated in a currency other than Dollars, the amount of Dollars necessary to purchase) the amount of currency involved in such computation at the spot exchange rate therefor as published in the New York edition of THE WALL STREET JOURNAL on the date one Business Day prior to the date of any determination thereof, PROVIDED that if the New York edition of THE WALL STREET JOURNAL is not published on such date, reference shall be made to such rate as set forth in the most recently published New York edition OF THE WALL STREET JOURNAL, and PROVIDED further, that if at any time the New York edition of THE WALL STREET JOURNAL ceases to publish such exchange rates, the Dollar Equivalent shall be the amount of Dollars which could be purchased with (or, in the case of Letters of Credit denominated in a currency other than Dollars, the amount of Dollars necessary to purchase) the amount of currency involved in such computation at the spot rate therefor as quoted by the Agent at approximately 11:00 a.m. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date, it being understood and agreed, however, that (i) in determining the Stated Amount of any Letter of Credit issued in a currency other than Dollars (A) for purposes of Sections 1.01(a), 1.01(b), 2.02 and 4.02(a), the Dollar Equivalent thereof shall be calculated (x) on the date of the issuance of such Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) on such other day as the Agent may, in its sole discretion, consider appropriate and (B) for purposes of Sections 3.01(a), 3.01(b) and 3.01(c), the Dollar Equivalent shall be calculated on the first Business Day of each month in the quarterly period in which the respective payment is due pursuant to said Sections, (ii) the Dollar Equivalent for all reimbursement obligations with respect to all Letters of Credit issued in a currency other than Dollars shall be determined by using the Dollar Equivalent thereof as in effect on the date the respective Unpaid Drawing was paid by such Issuing Bank and (iii) for purposes of determining compliance with Sections 1.01(a), 1.01(b), 2.02, 4.02(a) and 9.04 the Dollar Equivalent of any Foreign Subsidiary Third Party Borrowings or any such other Indebtedness incurred in a currency other than Dollars shall be the Dollar Equivalent thereof as in effect on the last Business Day of the then most recently ended fiscal quarter of the Borrower and such Dollar Equivalent shall remain in effect until same is recalculated as of the last Business Day of the immediately succeeding fiscal quarter.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans or, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any other "accredited investor" (as defined in Regulation D of the Securities
Act).

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regu latory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemni fication, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days there after as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Existing Indebtedness" shall have the meaning provided in Section
7.21.

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Final Maturity Date" shall mean July 24, 2002.

          "First Bank" shall mean First Bank National Association.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "Foreign Subsidiary Third Party Borrowings" shall have the meaning provided in Section 9.04(v).


          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic sub stances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chem ical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or ser vices, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i),
(ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (PROVIDED, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Indebtedness to be Refinanced" shall mean the Indebtedness of the Borrower and its Subsidiaries set forth on Schedule VIII which is to be repaid in full, and all commitments in respect thereof to be terminated, pursuant to the Refinancing.

          "Intercompany Loan" shall have the meaning provided in Section
9.05(ix).

          "Intercompany Note" shall mean a promissory note, in the form of Exhibit K or such other form as may be reasonably acceptable to the Agent, in either case evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean (i) for the period from the Effective Date through but not including the first Start Date, 1/4 of 1%, and
(ii) from and after any Start Date to and including the corresponding End Date the percentage set forth in clause (A) or (B) below to the extent that the condition set forth in clause (A) or (B) below is satisfied (and to the extent that neither such condition is satisfied the Interest Reduction Discount shall be zero):

        (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.25:1.00 and greater than or equal to 1.50:1.00; or

        (B) 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1.50:1.00.

Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be reduced to zero at all times when a Default or an Event of Default shall exist.

        "Investments" shall have the meaning provided in Section 9.05.

        "Issuing Bank" shall mean BTCo, First Bank and any other Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

        "Judgment Currency" shall have the meaning provided in Section
        13.17(a).

        "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.17(a).

        "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations, (ii) all Foreign Subsidiary Third Party Borrowings and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

        "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

        "Letter of Credit" shall have the meaning provided in Section 2.01(a).

        "Letter of Credit Fee" shall have the meaning provided in Section
3.01(b).

        "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

        "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

        "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended, PROVIDED that, for purposes of calculating the Interest Reduction Discount, the foregoing numerator shall instead be the sum of (I) Consolidated Indebtedness (excluding Revolving Outstandings) at such time plus
(II) the average Revolving Outstandings for the then most recently ended fiscal quarter of the Borrower.

        "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

        "Loan" shall mean each Revolving Loan and each Swingline Loan.

        "Mandatory Borrowing" shall have the meaning provided in Section
1.01(c).

        "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(a) or (b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or (b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered to Section 8.01(a) or (b), as the case may be.

        "Margin Stock" shall have the meaning provided in Regulation U.

        "Maximum Swingline Amount" shall mean $5,000,000.

        "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $2,000,000 and (ii) for Swingline Loans, $250,000.

        "NAIC" shall mean the National Association of Insurance Commissioners.

        "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) re ceived from such Asset Sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Note" shall mean each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Greg Perry or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Obligation Currency" shall have meaning provided in Section 13.17(a).

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall have the meaning provided in Section
9.02 (ix).

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall mean the projections attached hereto as Schedule IX which were prepared by the Borrower for the period ending on December 31, 2001.

          "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before July 31, 2003, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (v) are otherwise reasonably satisfactory to the Agent.

          "Quarterly Payment Date" shall mean the last Business Day of each September, December, March and June occurring after the Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.
                                                              __ ___

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be main tained under Section 8.03.

          "Refinancing" shall mean, collectively, the repayment of all Indebtedness to be Refinanced, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and the termination of all commitments thereunder.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings Swingline Loans at such time).

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Revolving Outstandings" shall mean, at any time, the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

          "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the Pledge Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); PROVIDED that the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent provided in Section 8.11, each Wholly-Owned Foreign Subsidiary of the Borrower.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.10.

          "Swingline Bank" shall mean BTCo.

          "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Date" shall mean the earlier of (i) the 15th Business Day after the Effective Date and (ii) that date upon which the Agent determines (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 13.04(b)) has been completed.

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

          "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period), provided that for any determination made under Section 9.08 on and prior to March 31, 1998, such period shall be the period from July 1, 1997 to the last day of the fiscal quarter of the Borrower then last ended (in each case taken as one accounting period).

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

          "Viatel" shall mean Viatel Inc., a Delaware corporation.

          "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

          "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Sub sidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.


          SECTION 1.  THE AGENT.

          1.01 APPOINTMENT. The Banks hereby irrevocably designate BTCo as Agent (for purposes of this Section 12, the term "Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Pledge Agreement) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

          1.02 NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          1.03 LACK OF RELIANCE ON THE AGENT. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execu tion, effectiveness, genuineness, validity, enforceability, perfection, collect ability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          1.04 CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Banks or all of the Banks, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have re ceived instructions from the Required Banks or all of the Banks, as applicable; and the Agent shall not incur liability to any Bank by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accor dance with the instructions of the Required Banks or all of the Banks, as applicable.

          1.05 RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radio gram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

          1.06 INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Banks will reimburse and indemnify the Agent in proportion to their respective "percentage" as used in determining the Required Banks for and against any and all liabilities, obli gations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          1.07 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          1.08 HOLDERS. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          1.09 RESIGNATION BY THE AGENT. (a) The Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Agent, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a suc cessor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          0.1 SYNDICATION AGENT AND DOCUMENTATION AGENT. Neither First Bank nor First Union National Bank shall have any duties or liability under this Agreement solely in their capacity as Syndication Agent or Documentation Agent, as the case may be.

          SECTION 1.  MISCELLANEOUS.

1.1  PAYMENT OF EXPENSES, ETC.   The Borrower shall:  (i) whether or not the
transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, after the occurrence of an Event of Default, for each of the Banks);
(ii) pay and hold each of the Banks harmless from and against any and all pre sent and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harm less against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transporta tion, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)).
To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          1.2 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limita tion, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          1.3 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Bank, at its address specified on Schedule II; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

          1.4 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each of the Banks and, PROVIDED FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Pledge Agreement Collateral (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment or Revolving Loan Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Revolving Note by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Revolving Note pursuant to a customary indemnification agreement) a new Revolving Note will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Note to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) the consent of the Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank here under and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Revolving Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Agent, any Bank which is a fund may pledge all or any portion of its Revolving Loans and Revolving Note to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

          1.5 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, the Collateral Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent, the Collateral Agent, any Issuing Bank or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent, any Issuing Bank or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent, any Issuing Bank or any Bank to any other or further action in any circumstances without notice or demand.

          1.6 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing pay ments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          1.7 CALCULATIONS; COMPUTATIONS; ACCOUNTING TERMS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a) and (ii) the aggregate Stated Amount of all Letters of Credit issued in support of Foreign Subsidiary Third Party Borrowings (and the interest expense related to such Letters of Credit) shall be excluded from the calculation of the financial covenants set forth in Sections 9.08 and 9.09 and from the calculation of Interest Reduction Discount to the extent, but only to the extent, of the outstanding principal amount of such Foreign Subsidiary Third Party Borrowings at the time of any such calculation.

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          1.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORD ANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOC ABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANS ACTIONS CONTEMPLATED HEREBY OR THEREBY.

          1.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

          0.1 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the satisfaction of the Agent and the Required Banks. Unless the Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's good faith determination that the condi tions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          0.2 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          0.3 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Re quired Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Pledge Agreement Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Revolving Loan Commitments are included on the Effective Date) or
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase of the Revolving Loan Commitment of such Bank), (w) without the consent of any Issuing Bank, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit,
(x) without the consent of the Swingline Bank, alter the Swingline Bank's rights or obligations with respect to Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Agent, or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such re placement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and/or repay the outstanding Revolving Loans of such Bank and cash collateralize its applicable RL Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(b) and 4.01(b), PROVIDED that, unless the Revolving Loan Commitment that is terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pur suant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          0.4 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          0.5 DOMICILE OF LOANS . Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          0.6 REGISTER. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggre gate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.15.

          0.7 CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, PROVIDED that any Bank may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank, (ii) as may be required or appro priate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Bank, PROVIDED that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer infor mation regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank.

          0.8 JUDGMENT CURRENCY. (a) The Borrower's obligation hereunder and under the other Credit Documents to make payments in Dollars or, in the case of Letters of Credit denominated in a currency other than Dollars, in such other currency (in either such case, the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent thereof, in the case of conversions into Dollars or, in the case of conversions into a currency other than Dollars, at the rate of exchange quoted by the Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower convenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgement Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.17, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          0.9 CERTAIN POST-CLOSING ACTIONS. Notwithstanding anything to the contrary contained in this Agreement or in the Pledge Agreement, the Borrower shall have an additional 45 days following the Effective Date to deliver to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement the Pledged Securities and related stock powers in respect of the capital stock of the first-tier Foreign Subsidiaries of the Credit Parties.


                            *          *           *
          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
_______

13215 Birch Street              SITEL CORPORATION
Omaha, Nebraska  68164
Telephone: (402) 963-6479
Telecopier:(402) 963-2699       By /s/ Barry S. Major
                                  _____________________________________
Attention:  Barry S. Major          Title: Chief Financial Officer
Executive Vice President
and Chief Financial Officer


                                BANKERS TRUST COMPANY,
                                  Individually and as Agent


                                By /s/ David J. Bell
                                  _____________________________________
                                    Title: Vice President



                                FIRST BANK NATIONAL ASSOCIATION,
                                 Individually, and as Syndication Agent


                                By /s/ Robert W. Miller
                                  ___________________________________
                                    Title: Vice President



                                FIRST UNION NATIONAL BANK,
                                 Individually, and as Documentation Agent


                                By /s/ Thomas M. Cambern
                                  __________________________________
                                    Title: Vice President





                                THE BANK OF NEW YORK


                                By /s/ William A. O'Daly
                                  _________________________________
                                    Title: Vice President


                                THE BANK OF NOVA SCOTIA


                                By /s/ F.C.H. Ashby
                                  __________________________________
                                    Title: Senior Manager Loan Operations


                                COMERICA BANK


                                By /s/ Phillip A. Coosaia
                                  ___________________________________
                                    Title: Vice President


                                CAISSE NATIONALE DE CREDIT AGRICOLE


                                By /s/ Dean Balice
                                  ____________________________________
                                    Title: Senior Vice President- Branch Manager


                                THE FIRST NATIONAL BANK OF CHICAGO


                                By /s/ Nathan Bloch
                                  ____________________________________
                                    Title: First Vice President







                                THE FUJI BANK, LIMITED


                                By /s/ Peter L. Chinnici
                                  ___________________________________
                                    Title: Joint General Manager


                                MELLON BANK, N.A.


                                By /s/ Laurel Larson
                                  ________________________________________
                                    Title: Assistant Vice President


                                THE SANWA BANK, LIMITED,
                                CHICAGO BRANCH


                                By /s/ Joseph P. Howard
                                  ________________________________________
                                    Title: Vice President


                                WACHOVIA BANK, N.A.


                                By /s/ Mark L. Thomas
                                  ________________________________________
                                    Title: Vice President

                                   SCHEDULE I
                                   __________

                           REVOLVING LOAN COMMITMENTS
                           __________________________



                                                          Revolving Loan
Bank                                                        Commitment
____                                                        ___________

Bankers Trust Company                                       $20,000,000

First Bank National Association                             $20,000,000

First Union National Bank                                   $20,000,000

The Bank of New York                                        $13,000,000

The Bank of Nova Scotia                                     $13,000,000

The First National Bank of Chicago                          $13,000,000

Caisse Nationale De Credit Agricole                          $8,500,000

Comerica Bank                                                $8,500,000

The Fuji Bank, Limited                                       $8,500,000

Mellon Bank, N.A.                                            $8,500,000

The Sanwa Bank, Limited, Chicago Branch                      $8,500,000

Wachovia Bank, N.A.                                          $8,500,000

    TOTAL:                                                 $150,000,000

                                                           ============

                                                SCHEDULE II
                                                ____________



BANK ADDRESSES
______________


       Bank                                Address
       ____                                _______

Bankers Trust Company                      130 Liberty Street
                                           New York, NY  10006
                                           Attn:  David Bell
                                           Tel. No.: (212) 250-9048
                                           Fax No.:  (212) 250-7218
First Bank National Association            601 Second Avenue South
                                           Minneapolis, MN  55402
                                           Attn: Robert Miller
                                           Tel. No.:  (612) 973-1819
                                           Fax No.:  (612) 973-0824
First Union National Bank                  One First Union Center
                                           Charlotte, NC  28288
                                           Attn:  Jeffrey Seaton
                                           Tel. No.:  (704) 374-7042
                                           Fax No.:  (704) 374-2802
The Bank of New York                       One Wall Street
                                           New York, NY  10286
                                           Attn: Bill O'Daly
                                           Tel. No.: (212) 635-1147
                                           Fax No.: (212) 635-1208
The Bank of Nova Scotia                    180 West Madison, Suite 3700
                                           Chicago, IL  60602
                                           Attn:  Keith Rauschenberger
                                           Tel. No.:  (312) 201-4183
                                           Fax No.:  (312) 201-4108
Comerica Bank                              500 Woodward Avenue
                                           Detroit, MI  48226
                                           Attn:  David Morrison
                                           Tel. No.:  (313) 222-3808
                                           Fax No.:  (313) 222-9516
Caisse Nationale De Credit Agricole        55 East Monroe Street
                                           Chicago  IL  60603
                                           Attn:  John Hyun
                                           Tel. No.:  (312) 917-7547
                                           Fax No.:  (312) 372-3724
The First National Bank of Chicago         One First National Plaza
                                           Mail Suite 0173
                                           Chicago, IL  60670-0173
                                           Attn:  Nathan Bloch
                                           Tel. No.:  (312) 732-2243
                                           Fax No.:  (312) 732-1117
The Fuji Bank, Limited                     225 West Wacker Drive
                                           Suite 2000
                                           Chicago, IL  60606
                                           Attn: James Fayen
                                           Tel. No.: (312) 621-0397
                                           Fax No.: (312) 621-0539
Mellon Bank, N.A.                          55 West Monroe Street
                                           Suite 2600
                                           Chicago  IL  60603
                                           Attn:  Laurel Larson
                                           Tel. No.:  (312) 357-3408
                                           Fax No.:  (312) 357-3414
The Sanwa Bank, Limited Chicago Branch     10 South Wacker Drive
                                           31st Floor
                                           Chicago, IL  60606
                                           Attn: Joseph Howard
                                           Tel. No.: (312) 368-3007
                                           Fax No.: (312) 346-6677
Wachovia Bank                              191 Peachtree Street, N.E.
                                           Atlanta, GA  30303
                                           Attn: Mark Thomas
                                           Tel. No.: (404) 332-6450
                                           Fax No.: (404) 332-6898

                                               SCHEDULE III
                                               ____________
                       SUBSIDIARIES
                        ____________
       (all 100% owned unless otherwise indicated)


SITEL International, Inc.

     -  SITEL Teleservices Canada Inc.

     -  SITEL Hispanica, S.A.

          -  SITEL Iberica Teleservices, S.A.
               -  Action Data Base S.A.
               -  Telepromotion S.A. (75%)
               -  Action Servicos de Publicidade S.A.
                    -  Action Meydis ACE (50%)

     -  SITEL Europe plc

          -  SITEL Moor Park Limited
          -  SITEL Kingston Limited
               -  B's Telemarketing Limited
          -  SITEL Brussels NV
          -  SITEL Stratford Limited
          -  SITEL Stratford [Services] Limited
          -  SITEL Kingston [Services] Limited
          -  SITEL Moor Park [Services] Limited
          -  SITEL GmbH
          -  The L & R Group Limited
          -  Svanberg & Co. Intressenter AB

     -  SITEL Asia Pacific Holdings Pte Ltd.

          -  SITEL Singapore Pte Ltd.
          -  SITEL Telebusiness New Zealand Limited
          -  SITEL Telebusiness Australia Pty Limited
          -  SITEL Telebusiness Singapore Pte Ltd.
          -  SITEL Levita Pty Ltd.
          -  SITEL Japan KK
          -  SITEL Hong Kong Pte Ltd.

SITEL Technical Services, Inc.

SITEL Insurance Services, Inc.

Financial Insurance Services, Inc.

SITEL Support Services, Inc.

National Action Financial Services, Inc.

SITEL Software, Inc.

SITEL Investments, Inc.

SITEL Insurance Marketing Services, Inc.


Companies listed at the left margin are directly-owned Subsidiaries of the Borrower. The Borrower also owns one share of SITEL Europe plc with the rest of the shares owned by SITEL International, Inc. Below each directly-owned Subsidiary of the Borrower is a list of Subsidiaries which are directly-owned by such directly-owned Subsidiaries of the Borrower. The indirectly-owned Subsidiaries of the directly-owned Subsidiaries of the Borrower are listed in a similar manner.

                                                SCHEDULE IV
                                                ____________


                  EXISTING INDEBTEDNESS
                   _____________________

Borrower      Bank/Counter  Facility      Purpose      Maturity  Balance
              party         Type
___________   ____________  ___________   __________   ________  ________
BANK DEBT

SITEL Europe  Royal Bank    Overdrafts    Operations   n/a       $816,000
              of Scotland

SITEL         Royal Bank    Overdrafts    Operations   n/a       $583,000
Stratford     of Scotland

L&R           Barclays      Overdrafts    Operations   n/a       $73,000
              Bank

SITEL         Credit        Revolving     Operations   n/a       $485,000
Brussels      Lyonnais      Credit

SITEL         Credite Bank  Revolving     Operations   n/a       $311,000
Brussels                    Credit

SITEL         BBL           Revolving     Operations   n/a       $60,000
Brussels                    Credit

SITEL         Generale      Revolving     Operations   n/a       $1,519,000
Brussels      Bank          Credit

SITEL GmbH    Commerzbank   Revolving     Operations   n/a       $475,000
                            Credit

SITEL         Various       Poliza de     Operations   6/30/98   $1,664,862
Iberica       Spanish       credito
Teleservices  Banks

Levita        National      Construction  American     3/31/01   $4,763,000
(SITEL Asia   Australia     Loan          Express
Pacific)      Bank                        Call Centre

LONG TERM
DEBT

SITEL         South Dakota  Installment   Economic     3/2/00    $123,509
Corporation                 Loan          Development
                                          Loan

SITEL         IBM           Installment   Equipment    6/4/99    $1,506,569
Corporation                 Loan          Loan

SITEL Europe  Royal Bank    Unsecured     Preference   3/1/01    $500,000
              of Scotland                 Shares

SITEL         Royal Bank    Secured       Property     7/31/02   $1,151,000
Stratford     of Scotland

SITEL         Generale      Belgacom      Secured on   n/a       $281,000
Brussels      Bank          Finance       Debts

SITEL         Generale      MSN Finance   Secured on   n/a       $162,000
Brussels      Bank                        Debts

SITEL         Generale      Mercom        Secured on   n/a       $251,000
Brussels      Bank          Finance       Debts

SITEL         Teleaction    Acquisition   Liability    6/30/98   $14,587,960
Hispanica     Sellers       Debt          for 30.2%
                                          of SITEL
                                          Spain

CAPITAL
LEASES

National      Various       Lease         Equipment    9/30/00   $285,310
Action        Vendors                     Leases
Financial
Services

SITEL         Various       Lease         Acquisition  11/30/99  $860,224
Corporation   Vendors                     Equipment
                                          Leases

SITEL         Various       Lease         Equipment    3/31/00   $2,249,600
Iberica       Vendors                     Leases
Teleservices

SITEL Europe  Various       Lease         Phone        2/28/01   $5,373,000
              Vendors                     Equipment
                                          Leases

Telebusiness  Various       Lease         Equipment    6/30/00        $395,000
Australia     Vendors                     Leases
                                                                  ____________
                                                       Total     $  38,476,034
                                                                  ============

                                                                    SCHEDULE V

                                      EXISTING LIENS

Filing   Debtor       Secured        File        Original  Description  Permitted
Location               Party         Number*/    File      of           Refinancing
                                                 Date      Collateral
________ ___________  ___________   ___________  ________  _____________

CO       SITEL        IBM Credit    19972048421  6/12/97   IBM equipment
         Corporation  Corp.

CO       SITEL        Business      942050037    7/5/94    Canon Copier &
         Corporation  Equipment                            Stapler/Sorter
                      Leasing Co.

NE       SITEL        Business      9991527333   9/3/91    Sharp
         Corporation  Leasing,                             copier/collator
                      Inc.

NE       SITEL        Pitney        9992562228   9/8/92    leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Northern      9992562700   9/14/92   leased computer
         Corporation  Telecom                              equipment, products
                      Finance                              & proceeds
                      Corp.

NE       SITEL        Pitney        9992568233   11/16/92  leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Norwest       9993583083   4/13/93   leased equipment
         Corporation  Bank NE

NE       SITEL        Pitney        9994627061   7/5/94    leased equipment,
         Corporation  Bowes                                inventory, products
                      Credit                               & proceeds
                      Corporation

NE       SITEL        Eakes         9995653206   4/10/95   Sharp office
         Corporation  Office                               equipment
                      Products

NE       SITEL        Pitney        9995660502   6/21/95   leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Pitney        9995660504   6/21/95   leased equipment &
         Corporation  Bowes                                products
                      Credit
                      Corporation

NE       SITEL        Eakes         9995670855   10/17/95  Sharp office
         Corporation  Office                               equipment
                      Products

NE       SITEL        Douglas       9995671643   10/25/95  Canon copiers,
         Corporation  County Bank                          staplers, sorters,
                      & Trust                              products & proceeds

NE       SITEL        Pitney        9996685039   3/11/96   leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Pitney        9996694626   6/3/96    leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Business      9996697544   7/1/96    leased office
         Corporation  Credit                               equipment
                      Leas.

NE       SITEL        Douglas Co.   9996702389   8/21/96   Canon copiers,
         Corporation  Bank &                               staplers, sorter,
                      Trust                                equipment, products
                                                           & proceeds

NE       SITEL        Pitney        9996707775   10/11/96  leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Pitney        999670776    10/11/96  leased equipment,
         Corporation  Bowes                                products & proceeds
                      Credit
                      Corporation

NE       SITEL        Business      9997724038   3/10/97   copier & office
         Corporation  Credit                               equipment
                      Leas.

NE       SITEL        IBM           9997735431   6/12/97   IBM equipment
         Corporation  Corporation

TX       SITEL        American      95-00082117  4/26/95   Canon copier,
         Corporation  Nat'l Bank                           stapler, sorter

TX       SITEL        IBM Credit    97-00122818  6/12/97   IBM equipment
         Corporation  Corp.

TX       SITEL        IBM Credit    97-00122819  6/12/97   IBM equipment
         Corporation  Corp.

WI       SITEL        PNC Leasing   1655525      3/14/97   finance lease,
         Technical    Corp.                                equipment
         Services,
         Inc.

WI       SITEL        PNC Leasing   1655526      3/14/97   finance lease,
         Technical    Corp.                                equipment
         Services,
         Inc.

WI       SITEL        PNC Leasing   1655527      3/14/97   finance lease,
         Technical    Corp.                                equipment
         Services,
         Inc.

NY       National     AT&T Credit   199509       10/3/95   AT&T Definity
         Action       Corp.                                Generic lease
         Financial
         Services,
         Inc.

*/Includes renewals, replacements and extensions of such liens in accordance with Section 9.01(iii).
____________________________________________________________________________________________________


                                                SCHEDULE VI
                                                ___________




SALE/LEASEBACK PROPERTIES
_________________________



1)   7303 World Communications Drive
     Omaha, Nebraska  68122

2)   5807 North 102nd
     Omaha, Nebraska  68134

3)   5601 North 103rd
     Omaha, Nebraska  68134

4)   2702 West Loop 306
     San Angelo, Texas  76904

                                               SCHEDULE VII
                                                ___________



EXISTING INVESTMENTS
_____________________


121,888 shares of Viatel, Inc. Common Stock

490 shares of SITEL Insurance Services Canada Inc. common stock (49%)

                                              SCHEDULE VIII
                                              _____________



INDEBTEDNESS TO BE REFINANCED
_____________________________

Borrower     Bank        Facility  Purpose       Maturity     Balance
                         Type
___________  _______     _________ ___________   __________   __________

BANK DEBT

SITEL        First       Revolving Operations    November 1,  $27,600,000
Corporation  Bank        Credit                  1997

SITEL        First       Real      Construction  November 1,    7,000,000
Corporation  Bank        Estate                  1997

SITEL        First       Term      Acquisitions  November 1,   14,300,000
Corporation  Bank        Loan                    1997
                                                              ___________
                                                       Total  $48,900,000
                                                              ===========

                                                SCHEDULE IX
                                                ___________




                       PROJECTIONS
                       ___________

Reference to this schedule is in error.  The Credit Agreement did not have a
Schedule IX. References in the Credit Agreement to the Projections were to documents previously furnished to the Banks but not made part of the Credit Agreement.

                                                                   SCHEDULE X
                                                                   __________



EXISTING LETTERS OF CREDIT
__________________________

Borrower     Bank        Beneficiary        Expiry    Currency   Balance
                                            Date
___________  __________  _________________  _______   _________  __________
SITEL        First Bank  Barclays Bank      6/23/98   Pesetas    489,292,072
Corporation  Omaha       Plaza De Colon, 1
                         28046 Madrid
                         Spain
SITEL        First Bank  State of South     2/28/98    USD           128,000
Corporation  Omaha       Dakota








  ** As of July 23, at an FX rate of 153 Pesetas/$, the US$ equivalent would be $3,198,000.

                                                                      EXHIBIT A
                                                                     ___________
                           FORM OF NOTICE OF BORROWING
                           ___________________________

                                                                          [Date]
Bankers Trust Company,
  as Agent for the Banks party
  to the Credit Agreement
  referred to below
130 Liberty Street
New York, New York  10006

Attention:

Ladies and Gentlemen:

          The undersigned, SITEL Corporation (the "Borrower"), refers to the Credit Agreement, dated as of July 24, 1997 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the "Banks"), First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and you, as Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 1.03(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is ____________.(F1)

          (ii) The aggregate principal amount of the Proposed Borrowing is $____________.


          (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

          [(iv) The initial Interest Period for the Proposed Borrowing is [one] [two] [three] [six] month(s).](F2)

____________________
<F1> Shall be a Business Day at least one Business Day in the case of Base Rate
Loans and at least three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

<F2>To be included for a Proposed Borrowing of Eurodollar Loans

            (v) The aggregate outstanding principal amount of all Foreign Subsidiary Third Party Borrowings is $__________.

          The undersigned hereby certifies that the following statements are
     true on   the date hereof, and will be true on the date of the Proposed
     Borrowing:

         (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and
     (B)  no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                    Very truly yours,

                    SITEL CORPORATION





                    By ________________________
                       Name:
                       Title:

                                                                    EXHIBIT B-1
                                                                    ___________

                             FORM OF REVOLVING NOTE
                             ______________________
$ ____________                                                New York, New York
          [Date]
     FOR VALUE RECEIVED, SITEL CORPORATION (the "Borrower"), a Minnesota corporation, hereby promises to pay to ______ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of the Banker Trust Company (the "Agent") located at 130 Liberty Street, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _________________ DOLLARS ($ __________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the time provided in Section 1.08 of the Agreement.

     The Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of July 24, 1997, among the Borrower, the lenders from time to time party thereto (including the Bank), First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Banker Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Pledge Agreement (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, as provided in the Agreement.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of an accrued interest on this Note may become or be declared due and payable in the manned and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              SITEL CORPORATION



                              By  _________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT B-2
                                                                     _________

                             FORM OF SWINGLINE NOTE
                             ______________________


$_______________                                              New York, New York
                                                                         [Date]



     FOR VALUE RECEIVED, SITEL CORPORATION (the "Borrower"), a Minnesota corporation, hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at 130 Liberty Street, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of ________________________ ($ __________) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

     This Note is the Swingline Note referred to in the Credit Agreement, dated as of July 24, 1997, among the Borrower, the lenders from time to time party thereto (including the Bank), First Bank National Association, as Syndication Agent, First Union National Bank, as Document Agent, and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Agreement" and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Pledge Agreement (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Agreement.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              SITEL CORPORATION



                              By  ________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT C
                                                                       _________

                        FORM OF LETTER OF CREDIT REQUEST
                        ________________________________

No. ___(F1)__        Dated _____(F2)_____

Bankers Trust Company, as Agent under the
  Credit Agreement (the "Credit Agreement"),
  dated as of  July 24, 1997, among SITEL
  Corporation, the lenders from time to time
  party thereto, First Bank National
  Association, as Syndicate Agent, First
  Union National Bank, as Documentation
  Agent, and Bankers Trust Company, as Agent
130 Liberty Street
New York, New York   10006

Attention:

[Name and Address of Issuing Bank]

Attention:

Dear Sirs:

                              We hereby request that ______________, in its
individual capacity, issue a [standby] [trade] Letter of Credit for the account of the undersigned on ____(F3)_______ (the
_____________________
<F1>Letter of Credit Request Number.

<F2>Date of Letter of Credit Request.

<F3>Date of Issuance with shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Issuing Bank).

"Date of Issuance") in the aggregate stated amount of ______(F4)_____. The requested Letter of Credit shall be denominated in _____(F5)_____.

     For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

     The beneficiary of the requested Letter of Credit will be _____(F6)___, and such Letter of Credit will be in support of _____(F7)_____ and will have a stated expiration date of _____(F8)___.

                                     We hereby certify that:

          (1)The representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified dated).
_____________________
<F4>Aggregate initial Stated Amount of Letter of Credit which shall not be less than $100,000 or the Dollar Equivalent thereof or such lesser amount as is acceptable to the respective Issuing Bank.

<F5>Specify Dollars, Deutsche Marks, Canadian Dollars, British Pounds Sterling,
Spanish Pesetas or Australian Dollars. Only standby Letters of Credit may be issued in a currency other than Dollars and such issuance is subject to the approval of the respective Issuing Bank.

<F6> Insert name and address of beneficiary.

<F7>Insert description of L/C Supportable Obligations in the case of standby letters of credit and insert description of commercial transaction in the case of trade letters of credit.

<F8> Insert the last date upon which drafts may be presented which may not be later than the earlier of (x) (A) in the case of standby Letters of Credit, 12 months after the Date of Issuance and (B) in the case of trade Letters of Credit, 180 days after the Date of Issuance and (y) (i) the third Business Day prior to the Final Maturity Date in the case of standby Letters of Credit or
(ii) the 30th day prior to the Final Maturity Date in the Case of trade Letters of Credit.

          (2)No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                     SITEL CORPORATION



                              By _______________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT D
                                                                       _________


                    FORM OF SECTION 4.04 (b)(ii) CERTIFICATE
                    ________________________________________

          Reference is hereby made to the Credit Agreement, dated as July 24, 1997, among SITEL Corporation, the lenders from time to time party thereto, First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Bankers Trust Company, as Agent (as amended for time to time, the "Credit Agreement"). Pursuant to the provisions of
Section 4.04 (b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881 (c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                              [NAME OF BANK]



                              By ______________________________
                                 Name:
                                 Title:


Date ___________________, _______

                                                                     EXHIBIT E-2
                                                                     ___________

                                  July 24, 1997


To the Agent, the Collateral Agent and each of the Banks party to the Credit
Agreement referred to below

Ladies and Gentlemen:

     We have acted as special counsel to (i) SITEL Corporation, a Minnesota corporation (the "Borrower") and (ii) each Subsidiary Guarantor as of the date hereof (each a "Subsidiary Guarantor," and together with the Borrower, each a "Credit Party" and, collectively, the "Credit Parties"), in connection with the execution and delivery of the Credit Agreement, dated as of July 24, 1997 (the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Banks"), and Bankers Trust Company, as Agent (the "Agent"), and the transactions contemplated thereby. This opinion is delivered to you pursuant to
Section 5.03 of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following: (a) the Credit Documents executed on or before the date hereof; and (b) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

     As used herein, the expression "to our knowledge" means a concious awareness of factual information by any current member of this firm who has been actively involved with the legal work performed by this firm for the Credit Parties or in the preparation of this opinion.

     In our examination, we have assumed the genuineness of all signatures (other than as to any Credit Party), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of those latter documents. As to questions of fact not independently verified by us we have relied solely upon representations and certificates of officers of each Credit Party, public officials and other appropriate persons.

     Based upon and subject to the foregoing and to the qualifications stated below, we are of the opinion that:

          1. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, and (ii) has the corporate power and corporate authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

          2. Each Credit Party has the corporate power and corporate authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party. Each Credit Document to which any Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          3. The execution or delivery by any Credit Party of the Credit Documents to which it is a party will not violate any provision of the articles of incorporation or bylaws (or equivalent organizational documents) of such Credit Party.

          4. To our knowledge, there are no actions, suits or proceedings pending or threatened (i) with respect to the Refinancing or any Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. To our knowledge, there does not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the Refinancing or the making of Loans or the issuance of any Letter of Credit or the performance by any Credit Party of their respective obligations under the Credit Documents.

          5. On the Effective Date the authorized capital stock of the Borrower consists of 200,000,000 shares of common stock, $.001 par value per share. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and non-assessable. Neither the Borrower nor any Subsidiary Guarantor has outstanding any securities convertible into or exchangeable for capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments of any character relating to, capital stock, or any stock appreciation or similar rights except for options or warrants to purchase the Borrower's common stock which may be issued from time to time.

          6. Each Credit Party is the record owner of all of the Stock and Notes (as each such term is defined in the Pledge Agreement) listed on Annex A and Annex B, respectively, to the Pledge Agreement.

     Our opinions above are subject to the following qualifications:

          (a) Our opinion relating to validity, binding effect and enforceability set forth in Paragraph 2 above is subject to (i) Nebraska law restricting the right to collect attorneys fees from a defaulting party, (ii) principles of equity which permit the exercise of judicial discretion (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) public policy considerations or statutory provisions which may limit a party's right to indemnification against liability for its own wrongful or negligent acts and to obtain certain remedies. In applying principles of equity referred to in the preceding clause (ii) a court, among other things, may not strictly enforce certain covenants if it concludes that such enforcement would be unreasonable under the then existing circumstances; such principles of equity, as applied by a court, also might include a requirement that a creditor act reasonably and in good faith.

          (b) We express no opinion as to the enforceability of provisions of any of the Credit Documents (i) which purport to establish evidentiary standards, (ii) which involve disclaimers, liability limitations with respect to third parties, releases of legal or equitable defenses, liquidated damages, or waivers of notices, rights, or remedies, (iii) which impose penalties or forfeitures upon delinquency or the occurrence of a default, (iv) which involve ipso facto clauses pertaining to bankruptcy or insolvency of the parties to the Credit Agreement, or (vi) which involve a waiver of a claim of forum non conveniens.

          (c) Certain remedial provisions of the Pledge Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pledge Agreement; however, the unenforceability of such provisions may result in delays in the enforcement of certain rights and remedies under the Pledge Agreement (and we express no opinion as to the economic consequences, if any, of such delays).

          (d) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

     We are members of the Bar of the State of Nebraska, and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than the State of Nebraska and, to the extent applicable herein, the general corporate law of the State of Minnesota. We have assumed for the purposes of rendering the opinions set forth in the last sentence of paragraph 2 above that the laws of the State of New York are identical in all material respects to those of the State of Nebraska.

     This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond such matters. We make no undertaking to supplement this opinion if facts or circumstances come to our attention or changes in the law occur after the date of this letter which could affect this opinion.

     This opinion is rendered solely to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above-referenced transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                         Very truly yours,



                         Abrahams Kaslow & Cassman

                                                                     EXHIBIT E-2
                                                                     ___________


                                  July 24, 1997



To the Agent, the Collateral Agent and each of the Banks party to the Credit
Agreement referred to below


Ladies and Gentlemen:

     As corporate counsel for SITEL Corporation, a Minnesota corporation (the "Borrower"), I have been requested to render this opinion in connection with the execution and delivery of the Credit Agreement, dated as of July 24, 1997 (the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Banks"), and Bankers Trust Company, as Agent (the "Agent"), and the transactions contemplated thereby. This opinion is delivered to you pursuant to
Section 5.03 of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following: (a) the Credit Documents executed on or before the date hereof; and (b) such other public and corporate documents and records as I deem necessary or appropriate in connection with this opinion.

     In my examination, I have assumed the genuineness of all signatures (other than as to any Credit Party), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to questions of fact not independently verified by me, I have relied, to the extent I have deemed appropriate, upon representations and certificates of officers of each Credit Party, public officials, and other appropriate persons.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. Each Credit Party is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

     2. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by them with the terms and provisions thereof, nor the consummation by them of the transactions contemplated therein, (i) will contravene any applicable provision of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, or the Telephone Consumer Protection Act of 1991 or the rules and regulations promulgated thereunder by the Federal Communications Commission, or the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 or the rules and regulations promulgated thereunder by the Federal Trade Commission, or any provision of any law, statute, rule or regulation of the State of Nebraska which in my experience would be applicable to a corporation conducting activities of the nature being conducted by the Credit Parties, or any order, writ, injunction or decree of any court or governmental instrumentality pertaining to any Credit Party or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Pledge Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, or any other material agreement, or instrument to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject.

     3. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof (except as have been made and obtained on or prior to the date hereof, and which remains in full force and effect on the date hereof), is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document against any Credit Party.

     4. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


     5. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6. After giving effect to the delivery to the Collateral Agent of the Pledged Stock with stock powers endorsed in blank attached thereto and Pledged Notes and assuming the continued possession by the Collateral Agent of such Pledged Stock and stock powers and Pledged Notes, the security interest created in favor of the Collateral Agent under the Pledge Agreement constitutes a valid and enforceable first perfected security interest in such Pledged Stock and Pledged Notes (and the proceeds thereof) in favor of the Collateral Agent for the benefit of the Secured Creditors, subject to no other security interest. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest in the Pledged Stock and Pledged Notes created under the Pledge Agreement; provided, however, that the perfection or priority of the security interest created in favor of the Collateral Agent in proceeds may be limited or otherwise affected by the provisions of Section 9-306(3) of the UCC.

          I am a member of the Bar of the State of Nebraska, and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America specified herein and of the State of Nebraska and, to the extent applicable herein, the general corporate law of the State of Minnesota. I have assumed for the purposes of rendering the opinions set forth in paragraphs 3 and 6 above that the laws of the State of New York (to the extent applicable) are identical in all material respects to those of the State of Nebraska.

          This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above-referenced transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.


Very truly yours,



                         James S. Vecchio
                         Corporate Counsel
                         SITEL Corporation

                                                                       EXHIBIT F
                                                                       _________

                          FORM OF OFFICERS' CERTIFICATE
                          _____________________________


          I, the undersigned, [Chairman of the Board/Chief Executive Officer/President/Vice President] of [Name of Credit Party] a corporation organized and existing under the laws of the _____________________ (the "Company"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to Section 5.04(a) of the Credit Agreement, dated as of July 24, 1997, among [SITEL Corporation], [the Company], the lenders from time to time party thereto, and Bankers Trust Company, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since _______ ____, 19___, or earlier.(F1) The signature written opposite the name and title of each such officer is his genuine signature.

        Name(F2)                    Office               Signature

     ______________                _________           _____________

     ______________                _________           _____________

     ______________                _________           _____________


          3. Attached hereto as Exhibit "A" is a certified copy o the [Certificate of Incorporation] [Articles of Incorporation] of the company, as filed in the Office of _______________ on ________________, 19___, together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit "B" is a true and correct copy of the By-Laws of the Company which were duly adopted on ___________________, 19___, are in full force and effect on the date hereof, together with all amendments thereto adopted through the date hereof.

          5. Attached hereto as Exhibit "C" is a true and correct copy of resolutions which were duly adopted on ____________, 19___ by unanimous written consent of the Board of Directors of the Company, and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit "C", no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

          [6. On the date hereof, all of the applicable conditions set forth in Sections 5.06, 5.07, 5.08 and 6.02 of the Credit Agreement have been satisfied.

          7. Attached hereto as Exhibit "D" are true and correct copies of all Tax Sharing Agreements.

_____________________
<F1>Insert a date prior to the time of any corporate action relating to the
Credit Documents or related documentation.

<F2>Include name, office and signature of each officer who will sign any Credit
Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

          8. Attached hereto as Exhibit "E" are true and correct copies of all Existing Indebtedness Agreements.](F3)

          [6.][9.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          [7.][10.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

          [8.][11.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _______________, 1997.

                         [NAME OF CREDIT PARTY]


                         By:___________________________
                              Name:
                              Title:

_____________________
<F3>Insert only in Officers' Certificate of the Borrower

I, undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/President/Vice President] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5, and [8][11] above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ______________, 1997.

                              [NAME OF CREDIT PARTY]


                              By:____________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT G
                                                                       _________




                            FORM OF PLEDGE AGREEMENT
                            ________________________



          PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of July 24, 1997, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 24 hereof, the "Pledgors") to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                  W I T N E S S E T H :


          WHEREAS, SITEL Corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks"), First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Bankers Trust Company, as Agent (together with any successor agent, the "Agent"), have entered into a Credit Agreement, dated as of July 24, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Banks, the Agent and the Pledgee are herein called the "Bank Creditors");

          WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guarantied to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

          WHEREAS, it is a condition precedent to the Effective Date under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

          WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;


          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

        (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and indebtedness of such Subsidiary Guarantor under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

        (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Pledgor to the Other Creditors under, or with respect to (including by reason of such Pledgor's guaranty under the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

       (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

        (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (which term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement and shall, in any event, include, without limitation, any payment default on any of the Obligations (as hereinafter defined) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          2. DEFINITION OF STOCK, NOTES, PARTNERSHIP INTERESTS, MEMBERSHIP INTERESTS, SECURITIES, ETC. (a) As used herein: (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock of any Subsidiary of any Pledgor at any time owned by any Pledgor and all certificates and instruments evidencing the same; (ii) the term "Notes" shall mean all Intercompany Notes from time to time issued to, or held by, any Pledgor; (iii) the term "Partnership Interest" shall mean the entire partnership interest whether general and/or limited at any time owned by any Pledgor in any Subsidiary of such Pledgor (each such partnership, a "Pledged Partnership");
(iv) the term "Membership Interest" shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any Subsidiary of such Pledgor (each such limited liability company, a "Pledged LLC", and together with any Pledged Partnership, each, a "Pledged Entity"); and (v) the term "Securities" shall mean all of the Stock, Notes, Partnership Interests and Membership Interests; provided that, except as provided in the last sentence of this Section 2, no Pledgor shall be required to pledge hereunder (and the terms Stock, Partnership Interests, Membership Interests, Securities and Collateral shall not include) more than 65% of the total combined voting power of all classes of capital stock or other equity interests of any Foreign Subsidiary of any Pledgor. Each Pledgor represents and warrants, that on the date hereof, (A) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto for such Pledgor, (B) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto, (C) the Notes held by such Pledgor consist of the Intercompany Notes described in Annex B hereto for such Pledgor, (D) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and there exists no options or preemptive rights in respect of the Stock, (E) the Membership Interests held by such Pledgor constitute that percentage of the entire limited liability company interests of the respective Pledged LLC as is set forth on Annex C hereto, (F) the Partnership Interests held by such Pledgor constitute that percentage of the entire partnership interest of the respective Pledged Partnership as is set forth on Annex D hereto for such Pledgor and (G) on the date hereof, such Pledgor owns or possesses no other Securities. In the circumstances and to the extent provided in Section 8.11 of the Credit Agreement, the 65% limitation set forth above in this Section 2 and in Section
3.2 hereof shall no longer be applicable and such Pledgor shall duly pledge and deliver to the Pledgee such of the Securities not therefore required to be pledged hereunder.

          (b) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests;" all Membership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Membership Interests;" all Pledged Stock, Pledged Notes, Pledged Partnership Interests and Pledged Membership Interests together are hereinafter called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

          3.  PLEDGE OF SECURITIES, ETC.

          3.1. Pledge. (a) To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a first priority continuing security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor (in the case of certificated Securities), duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock or other powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of other certificated Securities, or such other instruments of transfer as are reasonably acceptable to the Pledgee,
(iii) assigns, transfers, hypothecates mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Secu rities (and in and to all certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement and (iv) transfers and assigns to the Pledgee all of such Pledgor's (x) Partnership Interests and all of such Pledgor's right, title and interest in each Pledged Partnership and (y) Membership Interests and all of such Pledgor's right, title and interest in each Pledged LLC, in each case including, without limitation:

        (i) all of the capital thereof and its interest in all profits, income, surplus, losses, Partnership Assets (as defined below), LLC Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Collateral;

       (ii) all other payments due or to become due to such Pledgor in respect of any such Collateral, whether under any partnership agreement, limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

      (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership agreement, limited liability company agreement or other agreement or at law or otherwise in respect of any such Collateral;

       (iv) all present and future claims, if any, of such Pledgor against any Pledged Partnership or any Pledged LLC for moneys loaned or advanced, for services rendered or otherwise;

        (v) all of such Pledgor's rights under any partnership agreement, limited liability company agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest or Membership Interest, including any power, if any, to terminate, cancel or modify any general or limited partnership agreement or any limited liability company agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interest or Membership Interest and any Pledged Entity to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset or LLC Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

       (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

      (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

          (b) As used herein, the term "Partnership Assets" and "LLC Assets" shall mean, respectively, all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership and limited liability company capital and interests in other partnerships and limited liability companies), at any time owned by any Pledged Partnership or Pledged LLC or represented by any Partnership Interest or Membership Interest.

          3.2. SUBSEQUENTLY ACQUIRED SECURITIES. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank, in the case of Notes, and accompanied by undated stock or other powers duly executed in blank by such Pledgor, in the case of other Securities, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certi fying that the same has been duly pledged with the Pledgee hereunder. No Pledgor shall be required at any time to pledge hereunder any Securities which represents more than 65% of the total combined voting power of all classes of capital stock or other equity interests of any Foreign Subsidiary entitled to vote except to the extent provided in the last sentence of Section 2(a) of this Agreement.

          3.3. UNCERTIFICATED SECURITIES AND PARTNERSHIP INTERESTS. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if appli cable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the request of the Pledgee.

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discre tion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting, consent, administration, management and other rights and remedies pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; PROVIDED, that no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor and (ii) all cash distributions and other amounts payable in respect of the Pledged Partnership Interests and Pledged Membership Interests shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

        (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend, distribution or otherwise in respect of the Collateral;

       (ii) all other or additional stock or other securities or property paid or distributed in respect of the Collateral by way of merger, consolidation, conveyance of assets, liquidation, exchange of stock, stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

      (iii) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions, proceeds or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

           7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

           (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

           (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

           (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

           (d) to vote all or any part of the Pledged Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

           (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of per formance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, PROVIDED that at least 10 days' written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

           8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

          9. APPLICATION OF PROCEEDS. (a) All moneys or other proceeds col lected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys or other proceeds received by the Pledgee hereunder, shall be applied to the payment of the Obligations as follows:

        (i) first, to the payment of all Obligations owing to the Pledgee of the type described in clauses (iii) and (iv) of Section 1 of this Agreement;

       (ii) second, to the extent moneys or other proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the moneys or other proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as hereinafter defined) of the amount remaining to be distributed;

      (iii) third, to the extent moneys or other proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the moneys or proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

       (iv) fourth, to the extent moneys or proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 19(a) hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans under the Credit Agreement, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, reasonable fees (including, without limitation, reasonable attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

          (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

          (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

          (e) Except as set forth in Section 9(d) hereof, all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Agent under the Credit Agreement for the account of the Bank Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "Representative") for the Other Creditors or, in the ab sence of such a Representative, directly to the Other Creditors.

          (f) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Agent under the Credit Agreement, (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each Representative for any Secured Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee), of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

          (g) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (in cluding liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attor neys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and Letters of Credit and the payment of all other Obligations and notwithstanding the discharge thereof.

          12. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership or as a member of any Pledged LLC and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest or a Pledged Membership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

          (b) Except as provided in the last sentence of paragraph (a) of this Section, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership or any Pledged LLC either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or of any Pledgor.

          (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

          (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

          13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

          (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

          14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

          15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permit ted in accordance with the terms of the Credit Agreement).

          16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of and has good and marketable title to all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement); (ii) it has full power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(iv) except as have been obtained by the Pledgors as of the date hereof and which remain in full force and effect on the date hereof, no consent of any other party (including, without limitation, any stockholder, member, partner or creditor of such Pledgor or any of its Subsidiaries or any Pledged Entity) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforce ability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;
(vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;
(vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities; (ix) each Pledged Partnership Interest and Pledged Membership Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder;
(x) each general or limited partnership agreement and limited liability company agreement delivered to the Pledgee in respect of any Pledged Entity is an original signed counterpart (or a copy thereof) of the complete and entire such agreement in effect on the date hereof; (xi) each partnership agreement and limited liability company agreement in respect of any Pledged Entity is the legal, valid and binding obligation of each Pledgor, and to each Pledgor's knowledge, the other parties thereto, enforceable in accordance with its terms and, together with this Agreement, contains the entire agreement between the Pledgors relating to the subject matter thereof; (xii) no Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any general or limited partnership agreement or limited liability company agreement in respect of any Pledged Entity to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any such partnership agreement or limited liability company agreement to which such Pledgor is a party, or otherwise in default or violation thereunder; (xiii) no Pledged Partnership Interest or Pledged Membership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto; (xiv) the pledge and assignment of the Pledged Partnership Interests and Pledged Membership Interests pursuant to this Agreement, together with the relevant filings or recordings under the UCC (which filings and recordings have been or will be made), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and Membership Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral; (xv) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xvi) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; (xvii) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof; (xviii) no Pledgor shall withdraw as a partner of any Pledged Partnership or member of any Pledged LLC, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Entity or seek a partition of any property of any Pledged Entity, except as permitted by the Credit Agreement;
(xix) a notice in the form set forth in Annex E attached hereto and by this reference made a part hereof (such notice the "Pledge Notice"), appropriately completed, notifying each Pledged Entity of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant Pledged Entity, and each such Pledgor has received and delivered to the Collateral Agent an acknowledgment in the form set forth in Annex F attached hereto (such acknowledgement, the "Pledge Acknowledgement"), duly executed by the relevant Pledged Entity; (xx) the chief executive office and principal place of business of such Pledgor and the sole location where the records of such Pledgor with respect to any Pledged Partnership Interests and Pledged Membership Interests are kept are located at the address set forth for such Pledgor on Annex G hereto, and such Pledgor shall not move its chief executive office, principal place of business, or location of records unless (x) it shall have given to the Pledgee written notice thereof no later than 60 days thereafter, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; (xxi) such Pledgor shall not change its legal name as set forth on the signature pages hereto or assume or operate in any jurisdiction under any trade, fictitious or other name unless (x) it shall have given to the Pledgee written notice thereof no later than 60 days thereafter, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; and (xxii) all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Pledgor to the Pledgee hereby in respect of the Collateral have been accomplished and the security interest granted to the Pledgee pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, prior ities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

          17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unen forceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          18. REGISTRATION, ETC. (a) If there shall have occurred and be con tinuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Securities, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept ef fective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Securities, including, without limitation, registra tion under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, PROVIDED, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, quali fication or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

          19. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

          (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 9.02 of the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released at the direction of the Required Banks (or all Banks if required by Section
13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

          (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 19(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 19(a) or (b).

          (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

          20. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communi cations shall be in writing and addressed as follows:

          (a)  if to any Pledgor, at:

               c/o SITEL Corporation
               13215 Birch Street
               Omaha, Nebraska  68164
               Attention: Barry S. Major
               Telephone No.:   (402) 963-6479
               Telecopier No.:  (402) 963-2699;

          (b)  if to the Pledgee, at:

               Bankers Trust Company
               130 Liberty Street
               New York, New York  10006
               Attention: David Bell
               Telephone No.:   (212) 250-9048
               Telecopier No.:  (212) 250-7218;

          (c) if to any Bank Creditor, either (x) to the Agent, at the address of the Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          21. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); PROVIDED, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

          22. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledger may assign any of its rights or obligations under this Agreement without the prior consent of the Collateral Agent. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          23. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

          24. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

          25. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest and Pledged Membership Interest pledged by it hereunder, such Pledgor will deliver to the respective Pledged Partnerships and Pledged LLCs (with copies to the Pledgee) a Pledge Notice (appropriately completed) and such Pledgor will deliver to the Pledgee a Pledge Acknowledgement signed by the respective Pledged Partnerships and Pledged Membership Interest, in each case within 10 days following the date any such Pledged Partnership Interests and Pledged Membership Interest are pledged hereunder.

                                     * * * *

              IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.



                                SITEL CORPORATION,
                                  as a Pledgor


                                By____________________________
                                  Title:


                                SITEL INSURANCE SERVICES, INC.,
                                  as a Pledgor


                                By____________________________
                                  Title:


                                FINANCIAL INSURANCE SERVICES, INC.,
                                  as a Pledgor


                                By____________________________
                                  Title:


                                SITEL SUPPORT SERVICES, INC.,
                                  as a Pledgor


                                By____________________________
                                  Title:



                                SITEL INVESTMENTS, INC.,
                                  as a Pledgor


                                By___________________________
                                  Title:


                                SITEL SOFTWARE, INC.,
                                  as a Pledgor


                                By___________________________
                                  Title:


                                NATIONAL ACTION FINANCIAL SERVICES,
                                  INC., as a Pledgor


                                By____________________________
                                  Title:


                                SITEL INTERNATIONAL, INC.,
                                  as a Pledgor


                                By____________________________
                                  Title:


                                SITEL TECHNICAL SERVICES, INC.,
                                  as a Pledgor


                                By____________________________
                                  Title:

                                SITEL INSURANCE MARKETING
                                  SERVICES, INC.,
                                  as a Pledgor


                                By____________________________
                                  Title:



Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Pledgee, Collateral Agent


By___________________________
  Title:

                                                                     ANNEX A
                                                                        to
                                                                PLEDGE AGREEMENT
                                                                ________________


                                  LIST OF STOCK
                                  _____________



I.  SITEL Corporation
                                                        Percentage of
                                                         Outstanding
Name of Issuing   Certificate   Type of    Number of      Shares of
Corporation         Number      Shares      Shares      Capital Stock
________________  ___________   ________   _________    _____________

SITEL                  1        Common       1,000          100%
International,
Inc.

SITEL Technical        1        Common       1,000          100%
Services, Inc.

SITEL Insurance        1        Common         1            100%
Services, Inc.

Financial              1        Common      10,000          100%
Insurance
Services, Inc.

SITEL Support          1        Common       1,000          100%
Services, Inc.

National Action       19        Common         1            100%
Financial
Services, Inc.

SITEL Software,        3        Common      60,000          100%
Inc.

SITEL                  1        Common      100,000         100%
Investments,
Inc.

SITEL Insurance        1        Common       1,000          100%
Marketing
Services, Inc.

II.  SITEL International, Inc.*
     __________________________

SITEL Europe plc                               100%
SITEL Teleservices Canada, Inc.                100%
SITEL Hispanica, S.A.                          100%
SITEL Asia Pacific Holdings Pte Ltd            100%


* Pursuant to the terms of Sections 2 and 3 hereof and Section 13.18 of the Credit Agreement, the capital stock of each of the Subsidiaries of SITEL International, Inc. described below must be delivered to the Collateral Agent no later than 45 days after the Effective Date in connection with SITEL International, Inc.'s pledge of 65% of the total combined voting power of all classes of capital stock held by SITEL International, Inc. in such Foreign Subsidiaries.

                                                                      ANNEX B
                                                                         to
                                                                PLEDGE AGREEMENT
                                                                ________________


                                  LIST OF NOTES
                                  _____________



I.   SITEL Corporation
     _________________

     None


2.   SITEL International, Inc.
     __________________________

Obligor               Principal Amount         Maturity Date
_______               ________________         ______________

SITEL Hispanica S.A.  $20,789,345              5/31/2002

                                                                      ANNEX C
                                                                         to
                                                                PLEDGE AGREEMENT
                                                                ________________


                              PARTNERSHIP INTERESTS
                              _____________________

                                      NONE

                                                                     ANNEX D
                                                                        to
                                                                PLEDGE AGREEMENT
                                                                ________________


                              MEMBERSHIP INTERESTS
                              ____________________

                                      NONE

                                                                     ANNEX E
                                                                       to
                                                                PLEDGE AGREEMENT
                                                                ________________


                              FORM OF PLEDGE NOTICE
                              ____________________

                             [Letterhead of Pledgor]


                                                                          [Date]


TO:  [Name of Pledged Entity]

          Notice is hereby given that, pursuant to the Pledge Agreement (a true and correct copy of which is attached hereto), dated as of July 24, 1997 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), between [NAME OF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party thereto and Bankers Trust Company (the "Pledgee") on behalf of the Secured Creditors described therein, the Pledgor has pledged and assigned to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement"), including, without limitation:

          (i) all the capital of the [Partnership] [LLC] and the Pledgor's interest in all profits, income, surplus, losses, [Partnership] [LLC] Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such [Partnership] [Membership] Interest;

          (ii) all other payments due or to become due to the Pledgor in respect of such [partnership] [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

          (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

          (iv) all present and future claims, if any, of the Pledgor against the [Partnership] [LLC] for moneys loaned or advanced, for services rendered or otherwise;

          (v) all of the Pledgor's rights under the [Partnership] [LLC] Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the [Partnership] [Membership] Interest and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

          (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

          Pursuant to the Pledge Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the [Partnership's] [LLC's] books.

          The Pledgor hereby requests the [Partnership] [LLC] to indicate the [Partnership's] [LLC's] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.


                              [NAME OF PLEDGOR]



                              By_________________________________
                                 Name:
                                 Title:

                                                                     ANNEX F
                                                                        to
                                                                PLEDGE AGREEMENT



                          FORM OF PLEDGE ACKNOWLEDGMENT
                          _____________________________


          [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]) hereby acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement") pursuant to the terms of the Pledge Agreement, dated as of July 24, 1997 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto, and Bankers Trust Company (the "Pledgee") on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the [Partnership's] [LLC's] books.


Dated:  ______________ __, ____


                                [NAME OF PLEDGED ENTITY]



                                By____________________________
                                  Name:
                                  Title:

                                                                     ANNEX G
                                                                        to
                                                                PLEDGE AGREEMENT
                                                                ________________

                          SCHEDULE OF OFFICE LOCATIONS
                          ____________________________

            SITEL Corporation                       Douglas County
            13215 Birch Street, Suite 100
            Omaha, NE  68164
            SITEL International, Inc.               Douglas County
            13215 Birch Street, Suite 100
            Omaha, NE  68164
            SITEL Technical Services, Inc.          Dane County
            1117 & 1209 Deming Way
            Madison, WI  53717
            SITEL Insurance Services, Inc.          Douglas County
            10248 Wiesman Drive
            Omaha, NE  68134
            Financial Insurance Services, Inc.      Douglas County
            5601 North 103rd Street
            Omaha, NE  68134
            SITEL Support Services, Inc.            Fairfax County
            8500 Leesburg Pike, Suite 501
            Vienna, VA  22182
            National Action Financial Services,     Gwinnett County
            Inc.
            3587 Parkway Lane
            Norcross, GA  30092
            SITEL Software, Inc.                    Douglas County
            13215 Birch Street, Suite 100
            Omaha, NE  68164
            SITEL Investments, Inc.                 Douglas County
            13215 Birch Street, Suite 100
            Omaha, NE  68164
            SITEL Insurance Marketing Services,     Douglas County
            Inc.
            10248 Wiesman Drive
            Omaha, NE  68134

                                                                       EXHIBIT H
                                                                       _________


                          FORM OF SUBSIDIARIES GUARANTY
                          _____________________________


          SUBSIDIARIES GUARANTY, dated as of July 24, 1997 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor," and together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                  W I T N E S S E T H :


          WHEREAS, SITEL Corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks"), First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Bankers Trust Company, as Agent (together with any successor agent, the "Agent"), have entered into a Credit Agreement, dated as of July 24, 1997 (as amended, modified, or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Banks, the Collateral Agent, and the Agent are herein called the "Bank Creditors");

          WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;

          WHEREAS, it is a condition to the Effective Date under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;


          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

          1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Bank Creditors under the Credit Agreement and each of the other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and inter est thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and each such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obliga tions.

          2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secur ed Creditors, or order, on demand, in legal tender of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

          3. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any pay ment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower pursuant to court order in any bank ruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

          4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guar antor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

          5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Borrower).

          6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or any Subsidiary thereof or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subor dinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

          (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

          (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

          7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          8. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors, and such indebtedness of the Borrower to any Guarantor, if the Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to:
(i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

          10. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Agent or the Collateral Agent and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Pledge Agreement. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner or stockholder of any Guarantor (except to the extent such partner or stockholder is also a Guarantor hereunder).

          11. In order to induce the Banks to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

          (a) Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obliga tion to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

          (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

          (e)  There are no actions, suits or proceedings pending or threatened
     (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies of the Secured Creditors hereunder or under the other Credit Documents to which such Guarantor is a party or the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

          12. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guar antor or any of its Subsidiaries.

          13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of the Agent in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

          14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

          15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either (x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; PROVIDED, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

          16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or un matured.

          18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at the address set forth for such Guarantor in the Pledge Agreement and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

          19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditional ly, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

          (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other dis position has been approved in writing by the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

          22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together con stitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Agent.

          23. Each Guarantor hereby confirms that it is its intention that this Guaranty not constitute fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

          24. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

          25. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Agent.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                           SITEL INSURANCE SERVICES, INC.,
                             as a Guarantor


                           By_____________________________
                            Title:


                           FINANCIAL INSURANCE SERVICES, INC,
                             as a Guarantor


                           By______________________________
                            Title:


                           SITEL SUPPORT SERVICES, INC.,
                             as a Guarantor


                           By_____________________________
                            Title:


                           SITEL INVESTMENTS, INC.,
                             as a Guarantor


                           By______________________________
                            Title:

                           SITEL SOFTWARE, INC.,
                             as a Guarantor


                           By______________________________
                            Title:


                           NATIONAL ACTION FINANCIAL SERVICES, INC,
                             as a Guarantor


                           By_______________________________
                            Title:


                           SITEL INTERNATIONAL, INC.,
                             as a Guarantor


                           By_______________________________
                            Title:


                           SITEL TECHNICAL SERVICES, INC.,
                             as a Guarantor


                           By________________________________
                            Title:


                           SITEL INSURANCE MARKETING
                             SERVICES, INC.,
                             as a Guarantor


                           By________________________________
                            Title:



Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Agent


By________________________
   Title:

                                                                       EXHIBIT I
                                                                       _________




                          FORM OF SOLVENCY CERTIFICATE
                          ____________________________


          I, the undersigned, the Chief Financial Officer of SITEL Corporation (the "Borrower"), do hereby certify in such capacity and on behalf of the Borrower that:

          1. This Certificate is furnished to the Agent and each of the Banks pursuant to Section 5.12 of the Credit Agreement, dated as of July 24, 1997, among the Borrower, the Banks party thereto from time to time, First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Bankers Trust Company, as the Agent (such Credit Agree ment, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

     (a)  "Fair Value"

               The amount at which the assets, in their entirety, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

     (b)  "Present Fair Salable Value"

               The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness under normal selling conditions in a current market.

     (c)  "New Financing"

               The Indebtedness incurred or to be incurred by the Borrower, and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Revolving Loan Commitment) after giving effect to the Refinancing.

     (d)  "Stated Liabilities"

               The recorded liabilities (including contingent liabilities) that would be recorded in accordance with generally accepted accounting principles ("GAAP") of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole at December 31, 1996 after giving effect to the Refinancing, determined in accordance with GAAP consistently applied, together with (i) the net change (without duplication) in long-term debt (including current maturities) between December 31, 1996 and the date hereof and (ii) without duplication, the amount of all New Financing.

     (e)  "Identified Contingent Liabilities"

               The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole after giving effect to the Refinancing (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower or any of its Subsidiaries or that have been identified as such by an officer of the Borrower or any of its Subsidiaries.

          (f) "Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature"

               For the period from the date hereof through the stated maturity of all the New Financing, each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

     (g)  "Does not have Unreasonably Small Capital"

               For the period from the date hereof through the stated maturity of all the New Financing, each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole, after consummation of the Refinancing and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

          3. For purposes of this Certificate, I, or other officers of the Borrower and its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

          (a) I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 7.05(a) of the Credit Agreement.

          (b) I have made inquiries of certain officials of the Borrower and its Subsidiaries, who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Con tingent Liabilities associated with the business of the Borrower and its Subsidiaries and (ii) whether the unaudited pro forma consolidated financial statements referred to in paragraph (a) above are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements as at December 31, 1996.

          (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

          (d)  With respect to Identified Contingent Liabilities, I:

               1. inquired of certain officials of the Borrower and its Subsidiaries, who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them;

               2. confirmed with officers of the Borrower and its Subsidiaries, that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or the listing of Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

          (e) I have examined the Projections which have been delivered to the Banks and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and the Projections support the conclusions contained in paragraph 4 below.

          (f) I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower on a stand-alone basis or the Borrower and its Subsidiaries taken as a whole after giving effect to the Refinancing and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

          4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the Refinancing and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole exceed its Stated Liabilities and Identified Contingent Liabilities; (ii) each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole does not have Unreasonably Small Capital; and (iii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.

          IN WITNESS WHEREOF, I have hereto set my hand this 24th day of July, 1997.

                              SITEL CORPORATION



                              By________________________________
                                 Name:
                                 Title:  Chief Financial Officer

                                                                       EXHIBIT J
                                                                       _________




                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                   ___________________________________________


                                   DATE:  ________ __, 19__


          Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and all outstanding Revolving Loans, Swingline Loans and Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceabi lity, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obliga tions which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (v) attaches the Forms and/or Certificate set forth in the penultimate sentence of Section 13.04(b) of the Credit Agreement.](F1)

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, to the extent required by the Credit Agreement, the receipt of the consent of the Agent, receipt by the Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and the recordation by the Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Commission on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto, and (z) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
____________________
<F1> If the Assignee is organized under the laws of a jurisdiction outside the
United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                              [NAME OF ASSIGNOR],
                              as Assignor


                              By____________________________
                                Name:
                                Title:


                              [NAME OF ASSIGNEE],
                              as Assignee



                              By____________________________
                                Name:
                                Title:


[Acknowledged and Agreed:


BANKERS TRUST COMPANY, as Agent


By____________________________
  Name:
  Title:

                                                                         ANNEX I
                                                                         _______


                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.   The Borrower:       SITEL Corporation (the "Borrower")

2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of July 24, 1997, among the Borrower, the lenders from time to time party thereto, First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Bankers Trust Company, as Agent.

3.   Date of Assignment Agreement:

4.   Amounts (as of date of item #3 above):


                           Revolving
                           Loan
                           Commitment
                           ___________

        a.  Aggregate
            Amount for
            all Banks      $_________


        b.  Assigned         ________%
            Share

        c.  Amount of
            Assigned       $_________
            Share

5.   Settlement Date:

6.   Rate of Interest       to the Assignee:As set forth in Section 1.08 of the
     Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(F1)

7.  Commitment
    Commission to
    the Assignee:       As set forth in Section 3.01(a) of the
                        Credit Agreement (unless otherwise agreed to by the
                        Assignor and the Assignee).(F2)
___________________
<F1>The Borrower and the Agent shall, following recordation of such assignment by the Agent on the Register, direct the entire amount of interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

<F2>The Borrower and the Agent shall, following recordation of such assignment bythe Agent on the Register, direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Commission through payment by the Assignee to the Assignor.

8.  Letter of Credit
                    Fee to the Assignee:   As set forth in Section 3.01(b) of
                    the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(F3)

9.                  Notice:        ASSIGNEE:

                              ___________________
                              ___________________
                              ___________________
                              ___________________
                              Attention:
                              Telephone:
                              Telecopier:
                              Reference:

                    Payment Instructions:         ASSIGNEE:

                              ___________________
                              ___________________
                              ___________________
                              ___________________
                              Attention:
                    Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]



By_______________________                    By_______________________
  Name:                                    Name:
  Title:                                   Title:

___________________
<F3>The Borrower and the Agent shall, following recordation of such assignment by the Agent on the Register, direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                                                                       EXHIBIT K
                                                                       _________



                            FORM OF INTERCOMPANY NOTE
                            _________________________


                                                              New York, New York
                                                                          [Date]


          FOR VALUE RECEIVED, [NAME OF PAYOR] (the "Payor"), hereby promises to pay on demand to the order of _____________ or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

          The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due the payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note evidences certain permitted intercompany Indebtedness referred to in the Credit Agreement, dated as of July 24, 1997, among SITEL Corporation, the lenders party thereto from time to time, First Bank National Association, as Syndication Agent, First Union National Bank, as Documentation Agent, and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

          The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              [NAME OF PAYOR]


                              By ________________________________
                                  Name:
                                  Title:


[NAME OF PAYEE]



By ____________________________
    Name:
    Title:



Pay to the order of



______________________________